Exhibit 99.1

ERICSSON SERVICES INC. 401(k) PLAN

Generally Effective as of August 24, 2009

ERICSSON SERVICES INC. 401(k) PLAN

Generally Effective as of August 24, 2009

ARTICLE I	DEFINITIONS		2

1.1	Definitions		2

	(a)	Account	2

	(b)	Actual Contribution Percentage	3

	(c)	Actual Deferral Percentage	3

	(d)	After-Tax Rollover Contribution	4

	(e)	Alternate Payee	4

	(f)	Annual Addition	4

	(g)	ARU	5

	(h)	Beneficiary	5

	(i)	Board	5

	(j)	Catch-up Contributions	5

	(k)	Code	5

	(l)	Company	5

	(m)	Compensation	5

	(n)	Considered Compensation	6

	(o)	Current Market Value	7

	(p)	Domestic Relations Order	7

	(q)	E-Flex Plan	7

	(r)	Effective Date	8

	(s)	Election	8

	(t)	Eligible Employee	8

	(u)	Eligible Salary	9

	(v)	Employee	9

	(w)	Employee CAP Contributions	9

	(x)	Employee Savings Contributions	9

	(y)	Employment Commencement Date	9

(i)

(Cont’d.)

(ii)

(Cont’d.)

(iii)

(Cont’d.)

(iv)

(Cont’d.)

(v)

(Cont’d.)

(vi)

(Cont’d.)

(vii)

ERICSSON SERVICES INC. 401(k) PLAN

Generally Effective as of August 24, 2009

Generally effective as of August 24, 2009, Ericsson Services Inc. (“Company”) hereby establishes the Ericsson Services Inc. 401(k) Plan (“Plan”) for the exclusive benefit of the Company’s Eligible Employees and their Beneficiaries.

This Plan is the recipient plan of certain assets, accounts and participants spun-off and transferred by Ericsson Inc. (“Ericsson”) from the Ericsson Capital Accumulation and Savings Plan (“EUS Plan”), which was created as a merger and consolidation, effective as of July 1, 1992, of four (4) preexisting plans — the Ericsson Capital Accumulation Plan, the Ericsson Salaried Savings Fund Plan, the Ericsson GE Capital Accumulation Plan, and the Ericsson GE Savings Fund Plan. The EUS Plan was first amended and restated, effective as of June 1, 1994, and again as of January 1, 1997.

Effective as of April 1, 2001, the Advanced Computer Communications, Inc. 401(k) Plan, the Ericsson IP Infrastructure, Inc. 401(k) Plan, and the MPD Technologies, Inc. In-Vest Plan merged with and into the EUS Plan.

Effective as of September 1, 2004, assets, liabilities, and account balances attributable to individuals employed or formerly employed by Sony Ericsson Mobile Communications USA Inc. were spun off into a new plan maintained by such company.

Effective as of January 23, 2006, Ericsson became the Plan Sponsor for the Marconi USA Wealth and Accumulation Plan (“Marconi Plan”) and accordingly sponsors for both the Ericsson Plan and the Marconi Plan. Effective July 1, 2006 Ericsson merged the Marconi Plan with and into the EUS Plan, with the EUS Plan being the surviving plan. The Marconi Plan assets, liabilities and account balances (including, without limitations, any outstanding plan loans and promissory notes) attributable to the Marconi Plan participants were transferred to the EUS Plan, pursuant to section 414(l) of the Internal Revenue Code.

Effective February 12, 2007, Ericsson became the Plan Sponsor for the Entrisphere 401(k) Plan (“Entrisphere Plan”) and accordingly sponsors for both the EUS Plan and the Entrisphere Plan. Effective June 1, 2007 Ericsson merged the Entrisphere Plan with and into the EUS Plan, with the EUS Plan being the surviving Plan. The Entrisphere Plan assets, liabilities and account balances (including, without limitations, any outstanding plan loans and promissory notes) attributable to the Entrisphere Plan participants were transferred to the EUS Plan, pursuant to section 414(l) of the Internal Revenue Code.

The purpose of this Plan is to encourage Eligible Employees to develop individual initiative and thrift so as to provide additional security and income for their future through a systematic savings program. This Plan is intended to comply with ERISA and to be a qualified plan within the meaning of section 401(a) of the Code, containing a cash or deferred arrangement described in section 401(k) of the Code, with this Plan assets to be held in a trust that is tax-exempt under section 501(a) of the Code. Moreover, this Plan is intended to be a stock bonus plan and, pursuant to the requirements of Code section 401(a)(27)(B), a profit-sharing plan as well. This Plan shall be interpreted, administered, and construed in accordance with these intents.

ARTICLE I

DEFINITIONS

1.1 Definitions.

Whenever used in this Plan, unless a different meaning is plainly required by the context:

(a) Account.

Account means the separate bookkeeping record maintained to record the interest of Participants under this Plan. Each Participant shall have an Account which may consist of any of the following subaccounts: (i) an Employee CAP Account (also called an Employee Pre-Tax Contribution Account) consisting of all Employee CAP Contributions (also called Employee Pre-Tax Contributions) and non-Roth Catch-up Contributions under this Plan or any similar contributions made to any Prior Plan or Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; (ii) an Employee Savings Account (also called an Employee After-Tax Contribution Account) consisting of all Employee Savings Contributions (also called Employee After-Tax Contributions) under this Plan or any similar contributions made to any Prior Plan or Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; (iii) a Rollover Account consisting of all non-Roth Rollover Contributions and non-After-Tax Rollover Contributions made to this Plan or any similar contributions made to any Prior Plan or Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; (iv) an After-Tax Rollover Account consisting of all After-Tax Rollover Contributions made to this Plan or any similar contributions made to any Prior Plan or Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; (v) a Roth Employee CAP Account consisting of all Roth Employee CAP Contributions under this Plan or any similar contributions made to any Prior Plan or Merged Plan and Roth Catch-up Contributions under this Plan or any similar contributions made to any Prior Plan or Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; (vi) a Roth Rollover Account, consisting of all Roth Rollover Contributions made to this Plan or any similar contributions made to any Prior Plan or Merged Plan together with the income, gain, losses, and expenses allocated thereto and less distributions therefrom; (vii) a Company Match Account consisting of all company matching contributions made under any Prior Plan or Merged Plan together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; (viii) a Safe Harbor Matching Account consisting of safe harbor matching contributions made to any Prior Plan or Merged Plan together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; (ix) a Company CAP Account consisting of all Company CAP Contributions made to the EUS Plan and transferred to this Plan together with the income, gain, losses and expenses allocated thereto and less distributions therefrom, (x) a Prior Plan Profit Sharing Account consisting of all discretionary non-matching employer contributions made to any Prior Plan or Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom; and (xi) a Marsh Money Purchase Account consisting of the accrued benefit credited to accounts under the transferred Marsh Money Purchase Pension Plan Account, together with the income, gain, losses, and expenses allocated thereto and less distributions therefrom. With respect to Participants’ Accounts, separate recordkeeping shall be maintained for each subaccount, but an actual segregation of Trust assets shall not be required.

(b) Actual Contribution Percentage.

Actual Contribution Percentage means for a specified group of Eligible Employees (who have satisfied the eligibility requirements of Section 3.1) the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group) of: (i) the amount of all Employee Savings Contributions actually contributed to the Trust by or on behalf of such Eligible Employee and allocated to his Employee Savings Account for such Plan Year to (ii) the Eligible Employee’s Considered Compensation for such Plan Year, such average of ratios being multiplied by one hundred (100).

For purposes of determining the Actual Contribution Percentage, Employee Savings Contributions, if any, must be allocated to the Employee’s Employee Savings Account and must be funded before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

If this Plan and one or more other plans are considered as one plan for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)), then the Actual Contribution Percentage shall be determined as if all such plans were a single plan. Similarly, if this Plan and another plan are permissively aggregated for purposes of Code section 401(m), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as if they were a single plan. Plans may be aggregated only if they have the same plan year.

Moreover, if any Highly Compensated Employee is eligible to make Employee Savings Contributions under this Plan and one or more other plans of the Company or a Related Employer subject to Code section 401(m) (other than those which may not be permissively aggregated), then, for purposes of determining the Actual Contribution Percentage with respect to such Highly Compensated Employee, all such plans shall be treated as one plan hereunder.

(c) Actual Deferral Percentage.

Actual Deferral Percentage means for a specified group of Eligible Employees (who have satisfied the eligibility requirements of Section 3.1) the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group) of: (i) the amount of all Employee Cap Contributions and/or Roth Employee CAP Contributions actually contributed to the Trust by or on behalf of such Eligible Employee and allocated to his Employee CAP Account and/or Roth Employee CAP Account for such Plan Year to (ii) the Eligible Employee’s

Considered Compensation for such Plan Year, such average of ratios being multiplied by one hundred (100).

For purposes of determining the Actual Deferral Percentage, Employee Cap Contributions and/or Roth Employee CAP Contributions, if any, must be allocated to the Employee’s Employee CAP Account and/or Roth Employee CAP Account and must be funded before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

If this Plan and one or more other plans are considered as one plan for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)), then the Actual Deferral Percentage shall be determined as if all such plans were a single plan. Similarly, if this Plan and another plan are permissively aggregated for purposes of Code section 401(k), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as if they were a single plan. Plans may be aggregated only if they have the same plan year.

Moreover, if any Highly Compensated Employee is eligible to make Employee CAP Contributions and/or Roth Employee CAP Contributions under this Plan and one or more other plans of the Company or a Related Employer subject to Code section 401(k) (other than those which may not be permissively aggregated), then, for purposes of determining the Actual Deferral Percentage with respect to such Highly Compensated Employee, all such plans shall be treated as one plan hereunder.

(d) After-Tax Rollover Contribution.

After-Tax Rollover Contribution means a contribution representing all or part of an eligible after-tax rollover distribution within the meaning of Code section 402(c)(4) received by an Employee from a pension or profit sharing plan meeting the requirements of Code section 401(a), a plan described in Code section 403(b), a governmental plan described in Code section 457, or an individual retirement account described in Code section 408(a), or an individual retirement annuity described in Code section 408(b) and allocated to the Employee’s After-Tax Rollover Account.

(e) Alternate Payee.

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

(f) Annual Addition.

Annual Addition means the sum, for any calendar year, of

(1) Company Matching Contributions (under the EUS Plan);

(2) Company CAP Contributions (under the EUS Plan);

(3) Employee CAP Contributions;

(4) Roth Employee CAP Contributions;

(5) Employee Savings Contributions; and

(6) Forfeitures (under the EUS Plan).

(g) ARU

The Automated Response Unit (“ARU”), which is an interactive computerized telephone system that Participants use to change contributions, choose Plan investment funds, make inquiries, make Plan changes, and request distributions and withdrawal forms over the phone. Access to the ARU requires a Personal Access Code (“PAC”).

(h) Beneficiary.

Beneficiary means any person or fiduciary designated by a Participant or Alternate Payee who is or may become entitled to a benefit under this Plan following the death of the Participant.

(i) Board.

Board means the Board of Directors of the Company.

(j) Catch-up Contributions.

Catch-up Contributions means amounts to be contributed by the Company and allocated to Participants’ Employee CAP Account in accordance with Section 3.5.

(k) Code.

Code means the Internal Revenue Code of 1986, as it has been and as it may be amended from time to time.

(l) Company.

Company means Ericsson Services Inc., a Delaware corporation, and any successor to such entity, whether by merger, purchase, or otherwise. The Company shall be the Plan sponsor.

(m) Compensation.

For purposes of the Highly Compensated Employee, maximum Annual Addition, and Top Heavy rules, Compensation means a Participant’s wages, salaries, and other amounts received for personal services actually rendered in the course of employment with the Company or a Related Employer as an Employee to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, management incentives, overtime, shift premium, bonuses, fringe benefits, reimbursements, and expense allowances under a nonaccountable plan), but excluding the following:

(1) employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of the Participant to a simplified employee pension plan to the extent such contributions are deductible under section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Participant when distributed (except for amounts received from an unfunded, nonqualified plan in the year such amounts are includible in the Participant’s income);

(2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4) other amounts that receive special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) toward the purchase of a Code section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Participant).

For purposes of the maximum Annual Addition rules in Section 9.10, Compensation, as defined above, taken into account for a calendar year, is the Compensation actually paid or made available to the Participant during such year. For the purposes of determining the identity and number of Highly Compensated Employees and Key Employees, Compensation shall also include any elective deferrals (as that term is defined in Code section 402(g)(3)), any amounts excluded from gross income of an Employee under sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) and/or 457 of the Code, and any amounts that would be excluded from a Participant’s gross income pursuant to Code section 125 but for the Participant’s mandatory participation in the cafeteria plan sponsored by the Company (hereinafter referred to as “Deemed 125 Compensation”).

Notwithstanding any provision of this Plan to the contrary, a Participant’s Compensation shall include any military differential pay paid to the Participant by the Company with respect to any period of active military service in the uniformed services in the United States of more than 30 days.

Notwithstanding any provision of this Plan to the contrary, Compensation shall include those amounts described under Treasury regulations section 1.415(c)-2(e)(3)(i) and (ii).

(n) Considered Compensation.

For purpose of determining the Actual Contribution Percentage and Actual Deferral Percentage, Considered Compensation means, for a Plan Year compensation as defined in Code section 414(s) and the regulations thereunder, as elected by the Company from time to time from the various options available under such regulations, and pursuant to any rules and requirements as may be set forth in such regulations. To the extent permissible under such regulations, the Company may use different definitions of Considered Compensation (i) for different nondiscrimination tests in the same Plan Year, and (ii) for the same nondiscrimination test from year to year.

In addition to other applicable limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, the annual Considered Compensation of each Employee taken into account under this Plan shall not exceed $245,000, or such other amount that may be determined by the Secretary of the Treasury for purposes of Code section 401(a)(17)(A) pursuant to Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Considered Compensation shall only include amounts actually paid an Employee during the period he is a Participant for services performed as an Eligible Employee.

Notwithstanding any provision of this Plan to the contrary, a Participant’s Considered Compensation shall include any military differential pay paid to the Participant by the Company with respect to any period of active military service in the uniformed services in the United States of more than 30 days.

Notwithstanding any provision of this Plan to the contrary, Considered Compensation shall include those amounts described under Treasury regulations section 1.415(c)-2(e)(3)(i) and (ii).

(o) Current Market Value.

Current Market Value means the value reported by the Trustee as being the fair market value at the specified date as determined by it according to its usual methods and procedures.

(p) Domestic Relations Order.

Domestic Relations Order means any judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant and is rendered under a state (within the meaning of Code section 7701(a)(10)) domestic relations law (including a community property law).

(q) E-Flex Plan.

E-Flex Plan means the Ericsson Services Inc. Flexible Benefits Plan.

(r) Effective Date.

Effective Date generally means August 24, 2009, except as otherwise noted herein.

(s) Election.

Election means the permissible manner, method, and media by which Participants can make various choices available hereunder, as determined by the Plan Administrator from time to time. Currently, Elections can be made through accessing and entering appropriate responses on the ARU, through the internet, or by filing an appropriate form with the Plan Administrator or its delegate, such as this Plan recordkeeper, or the Company’s Human Resources Department or Benefits Department. Certain Elections may be made through several of the above-described options, whereas other Elections may only be made through a single method and media, as determined by the Plan Administrator from time to time.

(t) Eligible Employee.

Eligible Employee means any regular salaried or hourly person who shall be in the employ of the Company during such period as he meets all of the following conditions:

(1) he receives regular compensation in the form of a weekly, bi-weekly, semi-monthly or monthly salary paid on a United States payroll;

(2) he is not in a unit of employees covered by a collective bargaining agreement or if he is, an applicable collective bargaining agreement provides for the application of this Plan to the employees in such unit;

(3) he is not a part-time employee who is regularly credited with less than 1,000 Hours of Service in any 12-month computation period commencing on his Employment Commencement Date or any anniversary thereof (provided that this restriction shall not apply once an employee earns 1,000 Hours of Service in any such computation period);

(4) he is not a “temporary employee” hired for a limited period of time or for a specific task (including as a co-op or intern), as determined by the Company on a uniform and nondiscriminatory basis;

(5) he is not a nonresident alien with no United States source income; and

(6) he is not a foreign contract employee on assignment in the U.S. pursuant to an assignment policy that prohibits his participation in this Plan.

(u) Eligible Salary.

Eligible Salary means the actual wages or salary paid to a Participant for the Participant’s personal service, including base pay, sales commissions, lump sum merit increase payments, overtime, shift differentials and on-call pay, but excluding management incentives or other incentive payments, deferred compensation, bonuses, gain-sharing payments, severance pay, employer contributions to an employee stock purchase plan or other employee benefit plan, or any other special payments, fees or allowances. Eligible Salary shall also include any amounts excluded from gross income of an Employee under Code sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) and/or 457, and Deemed 125 Compensation. Eligible Salary shall not include any unused Benefit Dollars from the E-Flex Plan.

In addition to other applicable limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, the annual Eligible Salary of each Employee taken into account under this Plan shall not exceed $245,000, or such other amount that may be determined by the Secretary of the Treasury for purposes of Code section 401(a)(17)(A) pursuant to Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(v) Employee.

Employee means a common law employee of the Company, as designated on the Company’s payroll records (regardless of any recharacterization by a court or government agency). However, “Employee” does not include any person who is or is designated as a leased employee, leased owner, or leased manager.

(w) Employee CAP Contributions.

Employee CAP Contributions means reductions pursuant to a Salary Reduction Agreement, in whole percentages from 1% through 50%, of a Participant’s Eligible Salary, which amounts are transferred by the Company to the Trustee of the Trust and allocated to the Participant’s Employee CAP Account in accordance with Section 3.4. Employee CAP Contributions also means a deemed election to automatically reduce a Participant’s Eligible Salary otherwise currently payable to a Participant.

(x) Employee Savings Contributions.

Employee Savings Contributions means amounts contributed by Participants and allocated to their Employee Savings Account in accordance with Section 3.2.

(y) Employment Commencement Date.

Employment Commencement Date means the date on which an Employee first performs an Hour of Service for the Company.

(z) Enrollment Period.

Enrollment Period means the periods designated by the Plan Administrator during which new Participants may establish their rates of Employee Savings Contributions, Employee CAP Contributions, Catch-up Contributions, Roth Employee CAP Contributions and/or Roth Catch-up Contributions to be generally effective as of the first administratively feasible pay period following receipt of a valid election from the Participant.

(aa) Ericsson

Ericsson means Ericsson Inc. and any successor to such entity, whether by merger, purchase or otherwise.

(bb) Ericsson ADSs.

Ericsson ADSs means non-restricted B Shares, nominal value Skr 1, represented by an American Depositary Receipt of Telefonaktiebolaget LM Ericsson, a Swedish limited liability company, deposited with Citibank N.A. as depository.

(cc) ERISA.

ERISA means the Employee Retirement Income Security Act of 1974, as it has been and as it may be amended from time to time.

(dd) EUS Plan

EUS Plan means the Ericsson Capital Accumulation and Savings Plan maintained by Ericsson Inc.

(ee) Fiduciaries.

Fiduciaries means the Board, the Company, the Trustee, and any Investment Manager appointed hereunder or under the Trust Agreement.

(ff) Highly Compensated Employee.

Highly Compensated Employee means an Employee of the Company or an employee of a Related Employer who performs services for the Company or a Related Employer during the current Plan Year for which Section 4.1 is being applied and either:

(1) during the current Plan Year or the immediately preceding Plan Year, was a 5% owner (within the meaning of Code section 414(q)(2)); or

(2) during the Plan Year immediately preceding the current Plan Year, received Compensation in excess of $105,000 (or such other amount that may be determined by the Secretary of the Treasury for purposes of Code section 414(q)(1)(B)(i) pursuant to Code section 414(q)(1)), and during such prior Plan Year was also in the top 20% of Employees ranked by Compensation.

For purposes of determining the number of Employees in the group consisting of the top twenty percent (20%) of Employees, the Employees described in section 414(q)(8) of the Code shall be excluded as provided in such Code section and in rules and regulations promulgated thereunder.

In addition, the term “Highly Compensated Employee” shall also include a former Employee who has reached his Severance from Employment Date prior to the Determination Year (as hereinafter defined) and who was a Highly Compensated Employee for either (i) the year including his Severance from Employment Date or (ii) any Determination Year ending on or after the Employee’s 55th birthday. For purposes of this Section, a “Determination Year” is the Plan Year for which a determination is being made of who is a Highly Compensated Employee.

(gg) Hours of Service.

Hours of Service means the total number of hours for which the Employee is either directly or indirectly compensated by or entitled to be compensated by, (i) the Company, (ii) any company that shall be or has been merged with, or whose assets or a majority of the stock of which, shall be or have been acquired by the Company, (iii) any Related Employer, (iv) any other company if rendered at the written request of the Company, and (v) any entity designated as an affiliate by the Company, which shall in all events include LM Ericsson, for performance of duties and for reasons other than the performance of duties. Furthermore, Hours of Service shall include regular time, overtime, vacation, holidays, sickness, disability, lay-off and similar paid periods, and shall also mean each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company. Hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations that are incorporated herein by this reference.

(hh) Merged Plans.

Merged Plans shall mean, collectively, the Advanced Computer Communications, Inc. 401(k) Plan, the Ericsson IP Infrastructure, Inc. 401(k) Plan, the MPD Technologies, Inc. In-Vest Plan, the EHPT, Inc. 401(k) Plan, the Marconi USA Wealth Accumulation Plan, and the Entrisphere 401(k) Plan which were merged into the EUS Plan prior to the spin-off and transfer of assets from the EUS Plan to this Plan.

(ii) Parental Absence.

Parental Absence means any period of absence from the active service of the Company that commences:

(1) by reason of the pregnancy of the Employee;

(2) by reason of the birth of a child of the Employee;

(3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(jj) Partial Distribution

A Partial Distribution means the distribution of less than the Participant’s entire vested Account.

(kk) Participant.

Participant means an Eligible Employee who has elected to participate or otherwise qualified for participation in this Plan in accordance with Section 3.1.

(ll) Plan.

Plan means the Ericsson Services Inc. 401(k) Plan as set forth herein.

(mm) Plan Administrator.

Plan Administrator means the Company, which shall delegate its duties to a committee (“Committee”) of three or more persons designated by the Board to administer this Plan pursuant to the terms of ARTICLE II hereof. The Plan Administrator shall be a named fiduciary hereunder for purposes of ERISA.

(nn) Plan Year.

Plan Year means the calendar year.

(oo) Prior Plans.

Prior Plans means the EUS Plan, Ericsson Capital Accumulation Plan, Ericsson Salaried Savings Fund Plan, Ericsson GE Capital Accumulation Plan, Ericsson GE Savings Fund Plan, the Ericsson Salaried Fund Plan, and the Ericsson GE Savings Fund Plan.

(pp) Qualified Domestic Relations Order.

Qualified Domestic Relations Order means a Domestic Relations Order that creates or recognizes the existence of an Alternative Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan, does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under this Plan, does not require this Plan to provide increased benefits (determined on the basis of actuarial value), does not require that the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order, and that clearly specifies: (i) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order; (ii) the amount or percentage of the Participant’s benefits to be paid by this Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iii) the number of payments or payment period to which such order applies and (iv) specifically specifies that it is applicable with respect to this Plan. In the case of any payment before a Participant has separated from Service, a Domestic Relations Order will not be treated as failing to be a Qualified Domestic Relations Order solely because such order requires the payment of benefits be made to an Alternate Payee: (i) in the case of any payment before a Participant has separated from Service, on or after the date on which the Participant is entitled to a distribution under this Plan or on or after the later of the date the Participant attains age fifty (50) or the earlier date on which the Participant could begin receiving benefits under this Plan if the Participant separated from Service, (ii) as if the Participant had retired on the date on which payment is to commence under such order (taking into account only the present value of benefits actually accrued as of such date), and (iii) in any form in which such benefits may be paid under this Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse). In addition, to the extent permitted by ERISA and the Code, Plan benefits may be distributed to an Alternate Payee pursuant to a Qualified Domestic Relations Order at any time specified in the Qualified Domestic Relations Order, including an immediate distribution, whether or not such distribution date is prior to (i) the earliest retirement age under this Plan, (ii) the Participant’s separation from Service or other entitlement to a distribution, or (iii) the Participant’s attainment of age 50.

(qq) Qualified Non-Elective Contributions.

Qualified Non-Elective Contributions mean any Company contributions made pursuant to Sections 4.1(b)(2) and 4.2(b)(2). Such contributions shall be allocated to the Participant’s Company CAP Account and may be used to satisfy the Actual Deferral Percentage test and/or the Actual Contribution Percentage test.

(rr) Regulations.

Regulations mean the rules and regulations adopted by the Plan Administrator in accordance with Section 2.1.

(ss) Related Employer.

Related Employer means any business entity that is, along with the Company, (i) a member of a controlled group of corporations (as defined in section 414(b) of the Code, with such section, for purposes of Section 9.10, being modified pursuant to section 415(h) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code, with such section being modified, for purposes of Section 9.10, in accordance with section 415(h) of the Code), or (iii) a member of an affiliated service group (as defined by section 414(m) of the Code).

(tt) Related Plan.

Related Plan means any defined contribution plan (as defined in section 415(k) of the Code) maintained by the Company or any Related Employer.

(uu) Required Commencement Date.

Required Commencement Date means the April 1st of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2) or the Participant retires. However, for a 5% owner, “Required Commencement Date” means the April 1st of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

(vv) Retirement.

Retirement means, with respect to any Participant, termination of employment with the Company on or after the first to occur of (a) or (b) below where (a) is the later of (i) the Participant’s 55th birthday or (ii) the date which he is credited with five (5) Years of Service hereunder, and (b) is his 65th birthday, which birthday shall be his Normal Retirement Age hereunder.

(ww) Rollover Contribution

Rollover Contribution means a contribution representing all or part of an eligible rollover distribution within the meaning of Code section 402(c)(4) received by an Employee from a pension or profit sharing plan meeting the requirements of Code section 401(a), a plan described in Code section 403(b), a governmental plan described in Code section 457, or an individual retirement account described in Code section 408(a), or an individual retirement annuity described in Code section 408(b).

(xx) Roth Catch-up Contributions

Roth Catch-up Contributions mean amounts to be contributed by the Company and allocated to Participants’ Roth Employee CAP Account in accordance with Section 3.4.

(yy) Roth Employee CAP Contributions

Roth Employee CAP Contributions are a Participant’s Employee CAP Contributions that are:

(1) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Employee CAP Contribution that is being made in lieu of all or a portion of the Employee CAP Contribution the Participant is otherwise eligible to make under this Plan;

(2) Treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not entered into a Salary Reduction Agreement; and

(3) Allocated to the Participant’s Roth Employee CAP Account.

Contributions and withdrawals of Roth Employee CAP Contributions shall be credited to the Participant’s Roth Employee CAP Account, and this Plan shall maintain a record of the Participant’s investment in the contract (i.e., Roth Employee CAP Contributions that have not been distributed). Gains, losses, and other credits and charges will be separately allocated on a reasonable and consistent basis to the Participant’s Roth Employee CAP Account and the Participant’s other Accounts under this Plan.

Unless otherwise specified herein, Roth Employee CAP Contributions will be treated the same as Employee CAP Contributions for all purpose under this Plan.

(zz) Roth Rollover Contributions

Roth Rollover Contributions means a contribution representing all or part of an eligible rollover distribution within the meaning of Code section 402(c)(4) received by an Employee in a direct rollover from another Roth elective deferral account under an applicable retirement account described in section 402A(e)(1) of the Code that is properly segregated and tracked (including separately accounting for the amount not includible in income) according to Code section 402(c)(2) and sections 1.401(k)-1(f)(2) and 1.401(k)-1(f)(3)(ii) of the Treasury regulations, and allocated to the Employee’s Roth Rollover Account.

(aaa) Salary Reduction Agreement.

Salary Reduction Agreement means an agreement entered into between the Participant and the Company at a time, as determined by the Company, in advance of such Participant’s initial Employee CAP Contributions (Roth and Non-Roth), Employee Savings Contributions and/or Catch-up Contributions (Roth and Non-Roth), by which the Participant agrees to accept a reduction in Eligible Salary from the Company equal to any whole percentage per payroll period, not to exceed the limits set forth in this Plan. Except as otherwise provided herein, this agreement shall remain in effect until changed or revoked as provided herein. In consideration of such agreement, the Company will transfer to the Participant’s Employee CAP Account, as applicable, the amount of the Employee CAP Contribution or Catch-up Contribution, such transfer to be made at the end of each month or as soon thereafter as administratively feasible.

(bbb) Service.

Service means any period of time the Employee is employed by the Company or a Related Employer, including (for up to one year) any period the Employee is on a leave of absence authorized by the Company or a Related Employer under a uniform, nondiscriminatory policy applicable to all Employees. Service shall also include any service credited under the EUS Plan.

(ccc) Severance from Employment Date.

Severance from Employment Date means the earlier of:

(1) The date on which an Employee terminates employment with the Company (or any Related Employer) because of resignation, Retirement, discharge, death, or severance from employment; or

(2) The first anniversary of the first day of a period during which an Employee is absent from employment with the Company (or any Related Employer) (with or without pay) for any reason other than resignation, Retirement, discharge, death, or severance from employment (such as vacation, holiday, leave of absence or layoff).

(ddd) Subsidiary.

Subsidiary means any corporation, partnership or other entity at least 5% of whose voting shares or interests are owned, directly or indirectly, by the Company or LM Ericsson, a Swedish corporation, which the Board shall at any time designate as a Subsidiary for the purpose of this Plan, and which has adopted this Plan pursuant to the provisions of ARTICLE XI.

(eee) Total and Permanent Disability.

Total and Permanent Disability means that the Participant has been determined to be disabled for purposes of the benefits offered under the Company’s long-term disability benefit plan.

(fff) Transferred Participants.

Transferred Participants means those Participants in this Plan that were previously employed by Ericsson and previously participated in the EUS Plan prior to their transfer to this Plan and whose Elections under the EUS Plan shall continue under this Plan, including but not limited to their Elections as to contributions under ARTICLE III, their investment Elections under ARTICLE V, their loans outstanding under Section 6.2, any suspension of participation under Section 6.2(g), any Election made under Section 8.2(e), any QDRO outstanding under Section 8.5, any Election made under Sections 8.11(a) and 8.11(b), any Beneficiary designation made under Section 9.8.

(ggg) Trust Fund.

Trust Fund means the fund that holds all of the assets of this Plan.

(hhh) Trust Transfer.

Trust Transfer means any amount that is transferred directly to this Plan from another defined contribution plan in accordance with Code section 414(l).

(iii) Trustee.

Trustee means the trustee or trustees selected by the Board or the Plan Administrator in accordance with Section 9.3.

(jjj) U.S. Obligations.

U.S. Obligations means obligations issued or fully guaranteed as to payment of principal and interest by the United States of America or any agency thereof, and savings bank deposits to the extent they are fully guaranteed by the Federal Deposit Insurance Corporation.

(kkk) Valuation Date.

Valuation Date means each business day of the calendar year.

ARTICLE II

ADMINISTRATION

2.1 Regulations. The Plan Administrator shall have the power to adopt such rules and Regulations as it shall deem necessary or desirable for the administration of this Plan, and to alter, amend or revoke any Regulations so adopted.

(a) The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. Except as otherwise provided herein or as delegated by the Board, the Board shall have the sole authority to appoint and remove any Trustee and members of the Committee, and to amend or terminate, in whole or part, this Plan or any trust established to fund benefits under this Plan. The Company, acting through the Committee appointed hereunder, shall be the Plan Administrator for purposes of ERISA and, except as otherwise provided herein or as delegated by the Committee, the Committee shall have the sole responsibility for the administration of this Plan. Any Trustee shall have the sole responsibility for the administration and management of any funds held by it. Each Fiduciary may rely upon any written direction, information or action of any other Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any related agreement, and is not required under this Plan to inquire into the propriety of any such direction, information or action.

(b) The general administration of this Plan and the responsibility for carrying out its provisions shall be placed in a Committee of not fewer than three persons (any of whom may be, but none of whom need be, a member of the Board) appointed from time to time by the Board to serve at the pleasure of the Board. No person shall be ineligible to be a member of the Committee because he is, was or may become a Participant in this Plan.

(c) The Committee shall elect a chairman from among its members and a Secretary who may be but need not be a member of the Committee; may appoint such other committees with such powers as it shall determine; authorize one or more of the members of the Committee or any agent to execute or deliver any instrument or make any payment on its behalf; and may retain counsel, employ agents, and may provide for such accounting and clerical services as may be required in carrying out the provisions of this Plan.

(d) The Committee shall hold meetings upon such notice, at such place or places, and at such time or times, as it may from time to time determine. Two-thirds of the number of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted or other action taken by the Committee shall be by vote of a majority of the members of the Committee present at any meeting or without a meeting by instrument in writing signed by a majority of the members of the Committee.

(e) No member of the Committee shall have any rights to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under this Plan. No employee of any of the Company shall receive compensation for services as a member of the Committee. Members of the Committee who are not employees of any of the Company shall receive such compensation for their services as the Board may determine.

(f) The Committee shall have full fiduciary discretion and authority to interpret and construe the provisions and terms of this Plan, to resolve or otherwise decide matters not specifically covered by such provisions or terms, to make all determinations (including underlying factual determinations), to decide all questions of eligibility and benefits, and to adjudicate all claims and appeals. The determination of the Committee in all such cases shall be final and binding upon all persons, unless such determination is found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee may also delegate any of its powers, duties, and responsibilities to one or more Committee members, or other agents or delegates. The Committee furthermore shall have the ability to determine which, if any, investment options shall be made available to Participants from time to time for the investment of their Accounts, in accordance with ARTICLE V.

(g) Withdrawals may be requested either through the ARU, via the internet or the Company’s Human Resources or Benefits Department. Requests for most withdrawals may be submitted to this Plan recordkeeper. However, all applications for hardship withdrawals shall be submitted to the Committee or its designee. Applications for hardship withdrawals must be in writing on the forms provided by the Committee (or its designee) and must be signed by the Participant or in the case of a distribution payable by reason of death, by the beneficiary or legal representative of the deceased Participant.

Each application shall be approved or disapproved and the applicant notified of the decision within 90 days following its receipt thereof. If additional time is needed to process the claim, the applicant will be notified in writing of an extension, the circumstances that require the extension and the time period in which the Committee or its designee expects to make a determination. This notice will be provided within 90 days after the claim is received. In the case of an extension, a determination on the claim will be made and the applicant notified of the decision no later than 180 days after the claim is received.

If the applicant’s claim is denied in whole or in part, the Committee or its designee will notify the claimant in writing of the specific reasons for the decision. The denial notice will also include the following information: (i) references to the specific Plan provision(s) upon which the decision was based; (ii) a description of any additional material or information necessary for the applicant to perfect his claim and an explanation of why such material or information is necessary; (iii) a description of this Plan’s appeal procedures and the applicable time limits; and (iv) a statement of the applicant’s right to bring a civil action under ERISA section 502(a) following an adverse decision on appeal.

If a claim is denied in whole or in part, the applicant or his authorized representative has up to sixty (60) days after receipt of the denial notice to appeal the decision to the Committee. All appeals must be submitted in writing. For purposes of these procedures, an applicant will be deemed to have received a written notice from the Committee or its designee: (i) the date such notice is delivered in person, (ii) the date delivery is confirmed by the United States Postal Service or other commercial delivery service, (iii) or 3 days after the date the notice is mailed to the applicant’s last know address on file with this Plan, unless it can be shown to the Committee’s satisfaction that a notice was in fact received at a later time.

In connection with an appeal, the applicant may submit written comments, documents, records, and other information with respect to his claim, regardless of whether or not such information was considered in connection with the initial benefits determination. Upon written request and free of charge, the applicant will be provided reasonable access to and copies of all documents, records and other information relevant to his claim for benefits.

The Committee will fully and fairly review each appeal, taking into account any additional information submitted in connection with the appeal. Deference will not be afforded to any prior benefits decision. The Committee’s decision on a claimant’s appeal for benefits and any matters related to such appeal shall be final and binding upon all persons, unless such decision is found by a court of competent jurisdiction to have been arbitrary and capricious

The claimant will be notified no later than 5 days after the next regularly scheduled Committee meeting following receipt of his appeal of the Committee’s final decision. Provided, however, if the appeal is received within 30 days of the next regularly scheduled Committee meeting, the claimant will be notified of the Committee’s final decision no later than 5 days after the second regularly scheduled Committee meeting following receipt of the appeal. If special circumstances necessitate additional time to make a benefits decision, the claimant will be notified in writing of an extension prior to the commencement of the extension. The extension notice will set forth the special circumstances that necessitate the extension and the date by which the Committee expect to make a benefits determination. In the case of an extension, the claimant will be notified of the Committee’s final decision no later than 5 days after the third regularly scheduled Committee meeting following receipt of the appeal.

If the claimant’s appeal is denied in whole or in part, he will be notified in writing of the specific reasons for the decision. The denial notice will also include the following information: (i) references to the specific Plan provision(s) upon which the decision was based; (ii) a statement that, upon written request and free of charge, the claimant will be provided reasonable access to and copies of all documents, records and other information relevant to his claim for benefits; and (iii) a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

(h) The Company shall indemnify and hold harmless the members of the Committee, and each of them, and any employee of the Company acting on behalf of the Committee, from the effects and consequences of their acts, omissions and conduct in their capacity as members of the Committee, or an employee acting on behalf of the Committee, except to the extent that such effects and consequences shall result from the individual’s own gross negligence or willful misconduct.

ARTICLE III

ELIGIBILITY FOR PARTICIPATION AND

CONTRIBUTIONS AND ELECTIVE DEFERRALS BY PARTICIPANTS

3.1 Participant

(a) Eligible Employees shall become Participants in this Plan immediately after becoming an Eligible Employee. An Eligible Employee may commence Employee CAP Contributions, Catch-up Contributions, Roth Employee CAP Contributions, Roth Catch-up Contributions and Employee Savings Contributions by making a request via the ARU, the internet or such manner as may be prescribed by the Plan Administrator, and within the applicable Enrollment Period as the Plan Administrator shall require for authorizing payroll deductions and/or salary reductions from his Eligible Salary.

For newly hired Eligible Employees, the Enrollment Period deadline shall be such time as established by the Plan Administrator, with the effective date of Employee CAP Contributions, Catch-up Contributions, Roth Employee CAP Contributions, Roth Catch-up Contributions and/or Employee Savings Contributions being the first administratively feasible pay period following the Eligible Employee’s enrollment. Payroll deductions or salary reductions shall not be taken retroactively. Elections received after the applicable deadline will be processed and become effective as of the next administratively feasible pay period.

Notwithstanding the foregoing, unless otherwise affirmatively elected as provided below, each Eligible Employee newly hired or rehired shall be deemed to have authorized an automatic Employee CAP Contribution equal to 3 percent of such Participant’s Eligible Salary for the Plan

Year. Unless otherwise elected by the Participant, this automatic Employee CAP Contribution shall increase by 1 percent of such Participant’s Eligible Salary at the time of the annual salary review in March/April of each Plan Year subsequent to the Participant’s first deemed authorization (or as soon as administratively feasible thereafter). The Employee CAP Contribution shall continue to automatically increase by an additional 1 percent each subsequent March/April or as soon as administratively feasible thereafter, up to 50 percent, unless the Participant elects otherwise. Participants may opt out of the automatic increase program and change their contribution rate from time to time, or may remain in the automatic increase program and increase/decease their automatic Employee CAP Contributions by any percentage they wish. If the Participant has been employed for less than one year on the annual March/April salary review date subsequent to the Participant’s first deemed authorization (or as soon as administratively feasible thereafter), then such Participant’s Employee CAP Contribution shall continue at 3 percent until the next March/April or as soon as administratively feasible thereafter.

Each Participant shall be given notice of such deemed authorization in a reasonable period prior to the effective date of such deemed authorization. In addition, prospectively, at any time, an Eligible Employee may voluntarily elect not to participate in this Plan or to change the percentage of his or her Eligible Salary to be contributed as Employee CAP Contributions, and/or to change the percentage of the automatic annual increase, in each case to be effective as soon as administratively feasible, as further provided in Section 3.7.

(b) Transferred Participants shall automatically become Participants in this Plan immediately upon their transfer from the EUS Plan to this Plan assuming they are otherwise an Eligible Employee. A Transferred Participant’s contribution elections under the EUS Plan shall carry over from the EUS Plan to this Plan and shall be immediately effective under this Plan.

(c) When an employee is transferred from an employee group of the Company, a Related Employer, or LM Ericsson (or any subsidiary thereof) that is not eligible for participation in this Plan to an Employee group of the Company that is eligible for participation in this Plan, the Employee shall commence participation in this Plan effective as of his transfer date if he meets the requirements for becoming an Eligible Employee. He may also commence Employee CAP, Roth Employee CAP, Employee Savings Contributions, Catch-up Contributions, and/or Roth Catch-up Contributions by making an appropriate Election in accordance with the procedures specified in Section 3.1 for new hires.

(d) If a Participant under this Plan is transferred to an employee group of the Company, a Related Employer, or LM Ericsson (or any subsidiary thereof) that is not eligible for participation in this Plan, such transfer shall not be considered a termination of employment for purposes of Section 8.1 and all amounts otherwise distributable shall not be distributed, unless the Participant elects an in-service withdrawal pursuant to ARTICLE VI and files an appropriate Election, but otherwise shall be held as if subject to the provisions of Section 8.3; however, all Employee Savings Contributions, Employee CAP Contributions, Roth Employee CAP Contributions with respect to such former Participant shall thereupon cease. In addition, notwithstanding anything to the contrary herein, to the extent required by applicable law, no distribution shall occur prior to the time specified in Section 8.10.

Subject to the restrictions of Section 8.2(c), withdrawal shall take place, if it has not taken place earlier, when the former Participant ceases to be an Employee of the Company, a Related Employer, or LM Ericsson (or any Subsidiary thereof).

3.2 Employee Savings Contributions.

(a) Subject to Section 4.2, an Eligible Employee may make an Election within the applicable Enrollment Period to pay into this Plan through payroll deductions authorized by him, and allocated to his Employee Savings Account, an aggregate amount that is either 1%, 2%, 3%, 4% or 5% of his Eligible Salary (such amount being herein referred to as “Employee Savings Contributions” and sometimes referred to as “savings” or “employee savings”). In the absence of a new Election, current Elections shall automatically remain in effect. Employee Savings Contributions shall be paid to the Trustee by the Company as soon as administratively feasible following the payroll deduction.

(b) A Participant may change his percentage of Eligible Salary to be deducted at any time by making an appropriate Election, to take effect as of the first day of the following pay period (or as soon thereafter as administratively practicable). In addition, a Participant may, by making an appropriate Election, discontinue deductions for Employee Savings Contributions at any time, in which event he may resume such deductions at any time in the future, subject to the limits set for in subsection (a) above.

3.3 Rollover Contributions, After-Tax Rollover Contributions and Trust Transfers.

This Plan may receive Rollover Contributions, After-Tax Rollover Contributions or Trust Transfers on behalf of an Employee. Receipt of a Rollover Contribution, After-Tax Rollover Contribution or Trust Transfer shall be subject to the approval of the Plan Administrator or its designee. Before approving the receipt of a Rollover Contribution, After-Tax Rollover Contribution or Trust Transfer, the Plan Administrator or its designee may request any documents or other information from the Employee or opinions of counsel that the Plan Administrator or its designee deems necessary to establish that such amount is a Rollover Contribution, After-Tax Rollover Contribution or Trust Transfer. Rollover Contributions, After-Tax Rollover Contributions and Trust Transfers will be subject to such procedures and restrictions that may be adopted by the Plan Administrator or its designee from time to time.

An Account shall be maintained on behalf of each Employee from whom a Rollover Contribution, After-Tax Rollover Contribution and/or Trust Transfer is received, regardless of such Employee’s eligibility to participate in this Plan in accordance with the requirements of Section 3.1.

Rollover Contributions, After-Tax Rollover Contributions and Trust Transfers received from an Employee who is not otherwise eligible to participate in this Plan may not be withdrawn in accordance with the provisions of ARTICLE VI nor shall such Employee be eligible for a loan under Section 6.2 until such Employee becomes a Participant, except that such Employee may receive a distribution of his Account as of his Severance from Employment Date.

Rollover Contributions, After-Tax Rollover Contributions and Trust Transfers shall be credited to the Participant’s Rollover Account and/or After-Tax Rollover Account as appropriate and may be invested in any manner authorized under the provisions of this Plan.

Except as otherwise provided herein, this Plan will not accept a Trust Transfer from a defined benefit plan or money purchase pension plan (including a target benefit plan), or from a stock bonus or profit sharing plan which provides for a life annuity form of payment to the Participant, from an annuity contract described in Code section 403(b), from an eligible deferred compensation plan described in Code section 457, or from any other plan subject to Code section 417.

Subject to the above, this Plan may receive Rollover Contributions, After-Tax Rollover Contributions or Trust Transfers from qualified plans attributable to accounts held by the deceased spouse of any Participant under this Plan.

3.4 Employee CAP Contributions.

Within an applicable Enrollment Period each Participant may enter into a Salary Reduction Agreement with the Company providing for Employee CAP Contributions and/or Roth Employee CAP Contributions commencing the next administratively feasible pay period, at a rate in the aggregate equal to any whole percentage from 1% to 50% of the Participant’s Eligible Salary, but in no event shall the sum of (i) Employee CAP Contributions, (ii) any other elective deferrals, within the meaning of Code section 402(g)(3), (iii) Roth Employee CAP Contributions, and (iv) any qualified Roth Contributions as defined in Code section 402A(a) to any other applicable retirement plan within the meaning of Code section 402A(e)(1), exceed the 401(k) Ceiling for the Plan Year. The “401(k) Ceiling” shall mean $16,500 (or such other amount as may be determined by the Secretary of the Treasury for purposes of Code section 402(g)(1) pursuant to Code section 402(g)(4)).

Employee CAP Contributions and/or Roth Employee CAP Contributions shall be paid to the Trustee by the Company as soon as administratively feasible following the payroll deduction. In the absence of a new Salary Reduction Agreement, a Participant’s current Salary Reduction Agreement shall automatically remain in effect.

Each Participant shall specify whether their contributions hereunder are to be characterized as Employee CAP Contributions or Roth Employee CAP Contributions, or a specified combination of the two. A Participant’s Election will remain in effect until superseded by another Election. In the absence of an Election to the contrary, a Participant’s contributions will be deemed to be Employee CAP Contributions. Employee CAP Contributions as one type or Roth Employee CAP Contributions as another type of contributions to this Plan may not later be reclassified as the other type of contribution.

3.5 Catch-up Contributions.

Any Participant who is eligible to make Employee CAP Contributions and/or Roth Employee CAP Contributions pursuant to Section 3.4 above who will attain age 50 by the end of any Plan Year and who elects to have the maximum Employee CAP Contributions and/or Roth Employee CAP Contributions made on his behalf for the Plan Year determined pursuant to Section 3.4 and Section 9.10, may elect to defer up to 20% of his Eligible Salary (but not including any unused Benefit Dollars transferred from the E-Flex Plan) up to the Applicable Dollar Amount in effect for the Plan Year and have the Company contribute the same to this Plan as a Catch-up Contribution and/or Roth Catch-up Contribution. A Participant’s Catch-up Contribution and/or Roth Catch-up Contribution Election shall be made at the same time and in the same manner for electing Employee CAP Contributions and/or Roth Employee CAP Contributions under Section 3.4. In the absence of a new Election, a Participant’s current Catch-up Contribution shall automatically remain in effect. For purposes of this section, the “Applicable Dollar Amount” shall mean $5,500 (or such other amount as may be determined by the Secretary of the Treasury for purposes of Code section 414(v)(2)(B) pursuant to Code section 414(v)(2)(C)).

Catch-up Contributions and/or Roth Catch-up Contributions shall not be taken into account for purposes of the 401(k) Ceiling under Section 3.4 or the limitations on contributions under Section 9.10. This Plan shall not be treated as a Top Heavy Plan under Section 10.2 by reason of the making of such Catch-up Contributions and/or Roth Catch-up Contributions for any Plan Year. Notwithstanding the foregoing, only amounts contributed to this Plan by the Company on behalf of an Employee that are in excess of the applicable limits under Section 3.4 or Section 9.10 for the Plan Year shall be treated as Catch-up Contributions and/or Roth Catch-up Contributions for the Plan Year.

Participants’ Employee CAP and/or Roth Employee CAP Contributions must reach the 401(k) Ceiling referenced in Section 3.4 of this Plan or the maximum annual addition limit in Section 9.10 of this Plan in order to make the Catch-up Contributions or Roth Catch-up Contributions mentioned herein. To the extent that Participants’ Employee CAP and/or Roth Employee CAP Contributions do not exceed the 401(k) Ceiling (and the Participant’s maximum annual additions do not exceed the limits of Plan Section 9.10), then any purported Catch-up Contributions or Roth Catch-up Contributions made pursuant to this Section 3.5 shall be recharacterized as Employee CAP and/or Roth Employee CAP Contributions (as the case may be).

3.6 Roth Rollovers

(a) This Plan may receive Roth Rollover Contributions on behalf of an Employee. Receipt of a Roth Rollover Contribution shall be subject to the approval of the Plan Administrator or its designee. Before approving the receipt of a Roth Rollover Contribution, the Plan Administrator or its designee may request any documents or other information from the Employee or opinions of counsel that the Plan Administrator or its designee deems necessary to establish that such amount is a Roth Rollover Contribution. Roth Rollover Contributions will be subject to such procedures and restrictions that may be adopted by the Plan Administrator or its designee from time to time. Roth Rollover Contributions must be received in a direct rollover from another Roth elective deferral account under an applicable retirement account described in section 402A(e)(1) of the Code that is properly segregated and tracked (including separately accounting for the amount not includible in income) according to Code section 402(c)(2) and sections 1.401(k)-1(f)(2) and 1.401(k)-1(f)(3)(ii) of the Treasury regulations, and allocated to the Employee’s Roth Rollover Account.

A Roth Rollover Account shall be maintained on behalf of each Employee from whom a Roth Rollover Contribution is received. Roth Rollover Contributions shall be credited to the Participant’s Roth Rollover Account and may be invested in any manner authorized under the provisions of this Plan.

This Plan may not receive rollover contributions from an Employee’s Roth IRA.

(b) A Participant is permitted to roll over a distribution from a Roth Account under this Plan (to the extent that a portion of a distribution from this Plan is not includible in income), provided the Roth rollover is only made to another designated Roth account under an applicable retirement plan described in Code section 402A(e)(1) or a Roth IRA of the Participant described in Code section 408A, and only to the extent that the rollover is otherwise permitted under the rules of Code section 402(c). A rollover to a designated Roth account in another qualified plan must be made in a direct rollover, and this Plan must separately account for the rollover amount. A Participant is eligible to roll over the entire amount (or any portion thereof) of an eligible rollover distribution from his Roth Account into a Roth IRA within the 60-day period allowed under Code section 402(c)(3).

In the case of an eligible rollover distribution from a Roth Account that is not a qualified distribution, as set forth in Section 8.1(e) of this Plan, if the entire amount of the distribution is not rolled over, then the part that is rolled over is deemed to consist first of the portion of the distribution that is attributable to income under Code section 72(e)(8).

In addition, if a Participant receives a distribution from a Roth Account, the portion of the distribution that would be includible in gross income is permitted to be rolled over into a designated Roth account under another qualified plan. If the entire amount of a distribution from the Participant’s Roth Account under this Plan is rolled over to another designated Roth account (which must be by a direct rollover for a rollover to a Roth Account within a qualified plan, and can be either a direct rollover or a 60-day rollover for rollovers to a Roth IRA), the amount of the rollover contribution allocated to investment in the contract in the recipient designated Roth account is the amount that would not have been includible in gross income (determined without regard to Code section 402(e)(4)) if the distribution had not been rolled over. Thus, if an amount that is a qualified distribution is rolled over, the entire amount of the rollover contribution is allocated to investment in the contract. If less than the entire amount of a Roth distribution is rolled over, then the part that is rolled over will be deemed to consist first of the portion of the distribution that is attributable to income under Section 72(e)(8).

These same tax basis rules apply to Rollover Contributions into this Plan under Section 3.6(a).

3.7 Change of Future Employee CAP Contributions, Roth Employee CAP Contributions, Employee Savings Contributions, Catch-up Contributions and Roth Catch-up Contributions by Participants.

A Participant may change his Salary Reduction Agreement with respect to his rate of Employee CAP Contributions, Roth Employee CAP Contributions, Catch-up Contributions, Roth Catch-up Contributions or Employee Savings Contributions at any time by making an appropriate Election, to be effective as of the first day of the following pay period (or as soon thereafter as administratively practicable).

In addition, by making an appropriate Election, a Participant may suspend his Salary Reduction Agreement at any time, in which case he may reinstate his Salary Reduction Agreement and recommence Employee CAP Contributions, Roth Employee CAP Contributions, Catch-up Contributions, Roth Catch-up Contributions, or Employee Savings Contributions at any time.

3.8 Distribution of Excess Deferrals.

(a) If a Participant contributed Employee CAP Contributions and/or Roth Employee CAP Contributions in excess of the 401(k) Ceiling (as set forth in Code section 402(g)(3)) or is required to include in his gross income for a taxable year elective deferrals that exceed the 401(k) Ceiling (hereinafter referred to as “Taxable Deferrals”) and the Participant is eligible but has not elected and made the maximum Catch-up Contributions and/or Roth Catch-up Contributions, as applicable pursuant to Section 3.5 for the Plan Year, then, to the maximum extent possible, such Taxable Deferrals shall be recharacterized as Catch-up Contributions and/or Roth Catch-up Contributions, as applicable, for the Plan Year. To the extent such Taxable Deferrals cannot be so recharacterized, the excess (hereinafter referred to as “Excess Deferrals”) shall be distributed to the Participant in accordance with the Participant’s instructions. Absent instructions to the contrary, Excess Deferrals shall be taken from Employee CAP Contributions and Roth Employee CAP Contributions pro-rata in equal proportion. Not later than the first March 1 following the close of the taxable year in which the Excess Deferrals were made, the Participant shall notify the Plan Administrator of whether and to what extent the Participant has allocated any of the Participant’s Excess Deferrals to this Plan. If such allocation is made, the Plan Administrator shall distribute to such Participant such Excess Deferrals allocated to this Plan, adjusted for any income or losses allocable to such amount for the Plan Year in question, not later than the first April 15 following the taxable year in which the Excess Deferrals were made. Moreover, any Excess Deferrals arising solely by virtue of this Plan and any other plan or arrangement of the Company or a Related Employer shall automatically be distributed on or before the time periods specified above, and in such cases the Participant shall be deemed to have designated such distributions. Any distribution made pursuant to this Section 3.8 may be made notwithstanding any other provision of this Plan. Notwithstanding the distribution of Excess Deferrals, except to the extent provided by Treasury regulations, such Excess Deferrals shall nevertheless be taken into account in determining a Highly Compensated Employee’s Actual Deferral Percentage hereunder (to the extent relevant).

3.9 Special Rules For Participants Returning From Military Leave.

To the extent required by applicable federal law, including the Uniformed Services Employment and Reemployment Rights Act of 1994, if a uniformed services employee returns to employment after cumulative military service of up to 5 years and qualifies for reemployment under such applicable federal law, then the returning employee (to the extent he would otherwise qualify for participation hereunder) shall have the right to make up contributions missed while he was on military leave, including Employee Savings Contributions, Employee CAP Contributions, Roth Employee CAP Contributions, Catch-up Contributions and Roth Catch-up Contributions. The Employee must contribute any such make-up contributions within the lesser of (a) 3 times the period of his military service, or (b) 5 years. Likewise, no earning or losses shall be credited to his Account until the contributions are actually made. Contributions shall be based on the Eligible Salary the Employee would have earned if he had not entered the military, or, if that determination is not reasonably certain, the Eligible Salary earned during the 12-month period prior to entering the military.

ARTICLE IV

LIMITATIONS ON CONTRIBUTIONS

4.1 Limitations on Employee CAP Contributions and Roth Employee CAP Contributions

(a) Limitations.

Notwithstanding the provisions of Section 3.4, the Actual Deferral Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (1) or (2):

(1) The Actual Deferral Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by 1.25 or

(2) The Actual Deferral Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees for a Plan Year may not exceed the Actual Deferral Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees by more than two (2) percentage points.

(b) Adjustments for Excess Employee CAP Contributions and Roth Employee CAP Contributions.

(1) General Rules.

If at any time during or at the end of a Plan Year the Actual Deferral Percentage for the Highly Compensated Employees would exceed, if not adjusted in accordance with the limitations of this Section, the amounts allowed under Section 4.2(a), the “Total Excess Contributions” (hereinafter defined) for the Plan Year (plus income thereon for the Plan Year in question) shall be eliminated by the Plan Administrator refunding Employee CAP Contributions or Roth Employee CAP Contributions allocated to the Highly Compensated Employee’s Employee CAP Account or Roth Employee CAP Account plus earnings (or less losses) thereon for the Plan Year pursuant to the rules specified below, until the Actual Deferral Percentage for the Highly Compensated Employees equals (by rounding up) the greater of (1) or (2) of Section 4.2(a). “Total Excess Contributions” shall mean, with respect to the Plan Year, the excess of (i) the aggregate amount of Employee CAP Contributions and Roth Employee CAP Contributions (and any other contributions used in determining the Actual Deferral Percentage) actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such Employee CAP Contributions and Roth Employee CAP Contributions (and any other contributions used in determining the Actual Deferral Percentage) permitted under the limitations of Section 4.2(a), as calculated under the leveling method specified in Section 4.2(b). In the case of a refund of excess Employer CAP Contributions or Roth Employee Contributions, to the extent the Participant made both excess Employer CAP Contributions and Roth Employee CAP Contributions during the Plan Year to which such excess relates, this Plan will distribute Employee CAP Contributions first. Employee CAP Contributions and/or Roth Employee CAP Contributions distributed pursuant to this Section shall nonetheless be counted as Annual Additions for purposes of Code section 415.

(2) Leveling Method. The total amount of Total Excess Contributions to be refunded to Highly Compensated Employees under Section 4.1(b)(1) above is to be determined by the following leveling method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to (i) enable this Plan to satisfy the limitations of Section 4.1(a) or (ii) cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage, whichever occurs first. This process must be repeated until this Plan satisfies the limitations of Section 4.1(a). All refunds from a Participant’s Employee CAP Account and/or Roth Employee CAP Account shall be charged first against Employee CAP Contributions or Roth Employee CAP Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Employee CAP Contributions or Roth Employee CAP Contributions for the calendar year that includes the last day of the Plan Year. All refunds shall be distributed by the Trustee to the appropriate Highly Compensated Employee within six months after the close of the Plan Year in which such Total Excess Contribution arose, if administratively feasible, and within twelve months after the close of such Plan Year, at the latest.

The Total Excess Contributions identified by application of the preceding paragraph shall be refunded to individual Highly Compensated Employees under Section 4.1(b) on the basis of the actual dollar amount of Employee CAP Contributions or Roth

Employee CAP Contributions by such Highly Compensated Employees, starting with the Highly Compensated Employee with the highest actual dollar amount of Employee CAP Contributions or Roth Employee CAP Contributions and reducing his Employee CAP Contributions or Roth Employee CAP Contributions until it is equal to the Highly Compensated Employee with the next highest dollar amount of Employee CAP Contributions or Roth Employee CAP Contributions, and then repeating this process until all of the Total Excess Contribution has been accounted for in accordance with Code section 401(k)(8)(C) and the regulations promulgated thereunder. Once the refunds are made pursuant to this section, the limitations of Section 4.1(a) shall be deemed satisfied, regardless of whether the Actual Deferral Percentage, if recalculated after such distributions, would satisfy such limitations. The Company shall maintain records to demonstrate compliance with the provisions of this Section 4.1.

Notwithstanding the above, to the extent necessary to satisfy the requirements of Section 4.1(a), within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution provided such allocations that are used to satisfy the Actual Deferral Percentage test shall be made only to the extent they do not exceed the product of the Participant’s Considered Compensation and the greater of (A) 5%, or (B) two times the Plan’s representative contribution rate (as defined in Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(A)).

(c) Determination of Earnings and Losses for Plan Year.

The earnings or losses allocable to excess Employee CAP Contributions or Roth Employee CAP Contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant’s Employee CAP Account or Roth Employee CAP Account for the applicable Plan by a fraction, the numerator of which is the excess Employee CAP Contribution or Roth Employee CAP Contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the sum of the Participant’s Employee CAP Account or Roth Employee CAP Account as of the first day of the applicable Plan Year plus the Employee CAP Contributions pr Roth Employee CAP Contributions for the Plan Year.

4.2 Limitations on Employee Savings Contributions.

(a) Limitations.

Notwithstanding the provisions of Section 3.2, the Actual Contribution Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (1) or (2):

(1) The Actual Contribution Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by 1.25 or

(2) The Actual Contribution Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided,

however, that the Actual Contribution Percentage for the Highly Compensated Employees for a Plan Year may not exceed the Actual Contribution Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees by more than two (2) percentage points.

(b) Adjustments for Excess Employee Savings Contributions.

(1) General Rules.

If at any time during or at the end of a Plan Year the Actual Contribution Percentage for the Highly Compensated Employees would exceed, if not adjusted in accordance with the limitations of this Section, the amounts allowed under Section 4.2(a) the “Total Excess Aggregate Contributions” (hereinafter defined) for the Plan Year (plus income thereon for the Plan Year in question) shall be eliminated by the Plan Administrator refunding Employee Savings Contributions allocated to the Highly Compensated Employee’s Employee Savings Account plus earnings (or less losses) thereon for the Plan Year and for the Gap Period pursuant to the rules specified below, until the Actual Contribution Percentage for the Highly Compensated Employees equals (by rounding up) the greater of (1) or (2) of Section 4.2(a). “Total Excess Aggregate Contributions” shall mean, with respect to the Plan Year, the excess of (i) the aggregate amount of Employee Savings Contributions (and any other contributions used in determining the Actual Contribution Percentage) actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such Employee Savings Contributions (and any other contributions used in determining the Actual Contribution Percentage) permitted under the limitations of Section 4.2(a), as calculated under the leveling method specified in Section 4.2(b). Employee Savings Contributions distributed pursuant to this Section shall nonetheless be counted as Annual Additions for purposes of Code section 415.

(2) Leveling Method. The total amount of Total Excess Aggregate Contributions to be refunded to Highly Compensated Employees under Section 4.2(b)(1) above is to be determined by the following leveling method, under which the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced to the extent required to (i) enable this Plan to satisfy the limitations of Section 4.2(a) or (ii) cause such Highly Compensated Employee’s Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage, whichever occurs first. This process must be repeated until this Plan satisfies the limitations of Section 4.2(a). All refunds from a Participant’s Employee Savings Account shall be charged first against Employee Savings Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Employee Savings Contributions for the calendar year that includes the last day of the Plan Year. All refunds shall be distributed by the Trustee to the appropriate Highly Compensated Employee within six months after the close of the Plan

Year in which such excess contribution arose, if administratively feasible, and within twelve months after the close of such Plan Year, at the latest.

The Total Excess Aggregate Contributions identified by application of the preceding paragraph shall be refunded to individual Highly Compensated Employees under Section 4.2(b) on the basis of the actual dollar amount of Employee Savings Contributions by such Highly Compensated Employees, starting with the Highly Compensated Employee with the highest actual dollar amount of Employee Savings Contributions and reducing his Employee Savings Contributions until it is equal to the Highly Compensated Employee with the next highest dollar amount of Employee Savings Contributions, and then repeating this process until all of the Total Excess Aggregate Contribution has been accounted for in accordance with Code section 401(m)(6)(C) and the regulations promulgated thereunder. Once the refunds are made pursuant to this section, the limitations of Section 4.2(a) shall be deemed satisfied, regardless of whether the Actual Contribution Percentage, if recalculated after such distributions, would satisfy such limitations. The Company shall maintain records to demonstrate compliance with the provisions of this Section 4.2.

Notwithstanding the above, to the extent necessary to satisfy the requirements of Section 4.2(a), within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution provided such allocations that are used to satisfy the Actual Contribution Percentage test shall be made only to the extent they do not exceed the product of the Participant’s Considered Compensation and the greater of (A) 5%, or (B) two times the Plan’s representative contribution rate (as defined in Treasury Regulation Section 1.401(m)-(2)(a)(6)(v)(B)).

(c) Determination of Earnings and Losses for Plan Year.

The earnings or losses allocable to excess Employee Savings Contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant’s Employee Savings Account for the applicable Plan Year by a fraction, the numerator of which is the excess Employee Savings Contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the sum of the Participant’s Employee Savings Account as of the first day of the applicable Plan Year plus the Employee Savings Contributions for the Plan Year.

4.3 Return of Company Contributions.

Notwithstanding the provisions herein to the contrary, at the Company’s request, a contribution which was made upon a mistake of fact, conditioned upon initial qualification of the Plan, or conditioned upon deductibility of the contribution under section 404 of the Code shall be returned to the Company within one year after payment of the contribution, denial of the initial qualification, or disallowance of the deduction (to the extent disallowed), as the case may be; provided, however, the amount returned shall be the excess of the amount contributed over the amount which would have been contributed if there had been no mistake of fact or a mistake in determining the amount of the deduction. Any earnings on the excess contribution amount shall be returned to the Company, although any losses thereon will reduce the amount so returned.

ARTICLE V

ACCOUNTS OF PARTICIPANTS - INVESTMENTS

5.1 Investment Options.

(a) General

Except as provided in Section 5.2, all Plan assets shall be invested in one or more of the investment funds established by the Plan Administrator from time to time. Each Participant shall elect, in any whole percentage, the investment fund(s) in which Plan assets allocated to all of his subaccounts are to be invested. The Election shall apply to all amounts held in all subaccounts, such that each subaccount is invested in a like manner. A Participant may elect any combination of available investment funds as long as the election totals one hundred percent (100%). As to any Transferred Participant, all Plan assets shall remain invested pursuant to such Transferred Participant’s existing investment elections under the EUS Plan to the extent such investment funds are available under this Plan. To the extent any investment fund available under the EUS Plan is not available under this Plan, such assets shall be invested in the default investment fund as designated by the Plan Administrator. In the absence of a valid election, all undirected funds shall automatically be invested in the default investment fund as designated by the Plan Administrator from time to time. The Plan Administrator from time to time shall select the investment options available for investment in accordance with Section 2.1. Employees enrolled automatically in this Plan pursuant to Section 3.1 may select among the investment options made available under this ARTICLE V, however, in the absence of any valid investment election, Employee CAP Contributions shall automatically be invested in the default fund as designated by the Plan Administrator from time to time.

(b) LM Ericsson Stock Fund.

In addition to the investment funds designated under subsection (a) above, effective as of the date the Form S-8 for this Plan is filed with the Securities and Exchange Commission, there shall also be an LM Ericsson Stock Fund available for investment. The LM Ericsson Stock Fund invests solely in Ericsson ADSs. The Ericsson ADSs are currently traded on the over-the-counter market with price quotations reported on the NASDAQ National Market System under the symbol ERIC.

5.2 Self-Directed Accounts.

In addition to the funds designated by the Plan Administrator from time to time in accordance with Section 5.1, the Plan Administrator furthermore may make a self-directed brokerage account available to Participants. Such account shall be established with a broker designated or approved by the Plan Administrator. A Participant’s utilization of such self-directed account shall be subject to the rules of such broker, the exchange upon which the investments held in such account are traded, rules and restrictions concerning permissible investments established by the Plan Administrator from time to time, and any other applicable laws, rules and regulations.

5.3 Investment of Accounts.

Each Participant may select from among the investment funds made available pursuant to Section 5.1 or Section 5.2 by making an appropriate Election upon becoming a Participant. Such Elections may be changed, with respect to future contributions, at any time, to be effective with the next contribution after the Participant’s change Election is confirmed. In this regard, contributions are currently transferred to the Trustee as soon as administratively feasible following the applicable pay period, and are credited to the Participants’ Account as soon as administratively feasible thereafter. In the absence of any valid investment Election being on file, contributions shall automatically be invested in the default fund as designated by the Plan Administrator from time to time.

5.4 Investment Transfers.

Subject to all of the other provisions herein contained and any special rules adopted by the Plan Administrator with respect to certain investment funds which, by their nature, require special treatment or are subject to particular requirements, and subject to any applicable securities law or other legal restrictions, each Participant may elect at any time to have the assets in any or all investment fund(s), in any whole percentage, transferred to any one or more other investment fund(s) designated or made available by the Plan Administrator pursuant to Section 5.1 or Section 5.2, in any whole percentages totaling 100 percent of the transferred funds, by making an appropriate Election, to be effective as soon as administratively feasible after the request is received and processed.

5.5 Transfer of Assets Among Investment Funds.

The Plan Administrator or its delegate shall direct the Trustee to transfer monies or other property among the appropriate investment funds as may be necessary to reflect the aggregate investment elections of Participants after the necessary entries have been made in the Participants’ Accounts. All investments shall be held in the name of the Trustee or its nominees.

5.6 Ericsson ADSs.

(a) Accounting for ADSs by Trustee.

The Trustee shall acquire Ericsson ADSs pursuant to Participants’ Elections under Section 5.1. All Ericsson ADSs shall be carried by the Trustee at the actual cost thereof, including taxes, brokerage fees and commissions, if any, incident to the purchase, except that ADSs in respect of which cash is being distributed and which are accordingly being retained as Trust assets shall be deemed to have been purchased by the Trustee at their current fair market value on the Valuation Date applicable to such distribution.

(b) Restriction on Ericsson ADS Acquisition.

Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Ericsson ADSs during any period in which such purchase is restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Ericsson ADSs shall be invested in such other assets as the Trustee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the designated investment.

(c) Stock Rights, Stock Splits, and Stock Dividends.

No Participant, former Participant or Beneficiary shall have any right of request, direction, or demand upon the Plan Administrator or the Trustee to exercise in his behalf rights or privileges to acquire, convert into, or exchange for Ericsson ADSs or other securities. The Trustee, in its discretion, may exercise or sell any such rights or privileges. The separate Accounts shall be appropriately credited. Ericsson ADSs received by reason of a stock split, stock dividend or recapitalization shall be appropriately allocated to the separate Accounts of the affected Participant, former Participant, or Beneficiary.

5.7 Valuation.

From time to time throughout the Plan Year, as agreed upon between the Plan Administrator and Trustee, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, and disbursements, and other transactions effected by it during the period subsequent to the last Trust statement, and showing all the assets of the Trust Fund and the cost and fair market value thereof. This statement shall be delivered to the Plan Administrator. The Trustee’s determination of the fair market value of the assets of the Trust Fund and the Plan Administrator’s charges or credits to Accounts shall be final and conclusive on all persons ever interested hereunder, subject to Section 2.1 hereof.

5.8 Equitable Allocations.

If the Plan Administrator determines in making any valuation, allocation, or adding interest or earnings to any Account under the provisions of this Plan that the strict application of the provisions of this Plan will not produce an equitable and nondiscriminatory allocation among the Accounts of the Participants, it may modify any procedure specified in this Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of this Plan; provided, however, that any such modification shall not reduce the Participant’s vested Account and shall be consistent with the provisions of section 401(a)(4) of the Code and ERISA. If the Plan Administrator in good faith determines that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual and should not equitably be borne by all Participants, but should be borne only by one or more Participants, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Accounts shall be increased by the amounts of such expenses, and the Plan Administrator shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants, former

Participants, or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of section 401(a) of the Code and ERISA.

5.9 Allocation Does Not Create Rights.

No Participant or Beneficiary shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in this Plan.

ARTICLE VI

WITHDRAWALS DURING EMPLOYMENT

6.1 In-Service Withdrawals.

(a) Normal Withdrawals.

A Participant may at any time, upon such notice as the Plan Administrator may from time to time prescribe, withdraw any and all of his vested Account attributable to his Employee Savings Account, Rollover Account, After-Tax Rollover Account, Roth Rollover Account and/or Company Match Account; provided that (except with respect to the Rollover Account, After-Tax Rollover Account and Roth Rollover Account), the funds to be withdrawn have been allocated to such subaccounts (or to his applicable subaccounts in the Prior Plans or Merged Plans) for at least twenty-four (24) full calendar months. Any withdrawals shall occur in the following order of priority: (i) pre 1987 Employee Savings Contributions; (ii) the remainder of the assets allocated to the Participant’s Employee Savings Account; (iii) the Participant’s Rollover Account, (iv) the Participant’s After-Tax Rollover Account; (v) the Participant’s Roth Rollover Account; and (vi) the Participant’s Company Match Account. Withdrawals shall be taken pro rata from each applicable investment fund. No withdrawals may be taken from the self-directed brokerage account or the loan fund. No repayments of withdrawals are permitted.

(b) Hardship Withdrawals.

In addition to the withdrawals permitted under Section 6.1(a), a Participant (subject to Section 6.1(g)) may withdraw the funds in his Employee CAP Account (excluding earnings), Roth Employee CAP Account (excluding earnings), Employee Savings Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account, Company Match Account and Prior Plan Profit Sharing Account upon the incurrence of a financial hardship, even if such funds have been in his subaccount for less than twenty-four (24) full calendar months. However, a Participant must first obtain all normal withdrawals available under Section 6.1(a) and loans under Section 6.2 before he may obtain a hardship withdrawal under this Section 6.1(b).

(c) Other In-Service Withdrawals.

A Participant may at any time after attaining age 59 1/2, withdraw all or any portion of his vested Account.

(d) Determination of Hardship.

A Participant’s request for a hardship withdrawal under Section 6.1(b) and shall be accompanied by such application forms, documentation and/or written representations or explanations of the hardship as the Plan Administrator may require. The Plan Administrator, in accordance with nondiscriminatory and objective standards, shall authorize a withdrawal on account of financial hardship only upon making a written determination that (i) such withdrawal is necessary in light of immediate and heavy financial needs of the Participant (as determined in accordance with Section 6.1(h) of this Plan), (ii) the amount to be withdrawn does not exceed the amount required to meet the immediate financial need created by the hardship, grossed up for any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution, and (iii) the amounts to be withdrawn are not reasonably available from other resources of the Participant. For purposes of this ARTICLE VI, the Participant’s resources are deemed to include those assets of his spouse and minor children that are reasonably available to the Participant, but does not include property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act.

(e) Valuation and Payment of Withdrawal.

For purposes of making an in-service withdrawal under this Section 6.1, a Participant’s Account shall be valued as of the Valuation Date on which his application for withdrawal is processed. Payment shall be made as soon as administratively feasible following the processing of such withdrawal request and any necessary settlement of transactions. Payment shall be made in a single lump sum as soon as administratively feasible following the processing of such withdrawal request. Subject to Section 6.1(g), a hardship withdrawal shall not cause a termination of participation in this Plan.

(f) Allocation of Withdrawal.

Amounts withdrawn from the Participant’s Employee Savings Account pursuant to this Section or otherwise under this Plan shall be withdrawn first from the Participant’s Employee Savings Account, excluding earnings, made prior to January 1, 1987, then from his Employee Savings Account, including earnings, made after December 31, 1986, and, finally, from earnings on his Employee Savings Contributions made prior to January 1, 1987. Hardship distributions and other in-service withdrawals shall be taken pro-rata from all investment funds in which the Participant’s Account is invested. In addition, no withdrawals may be made from the self-directed brokerage account or the loan fund.

Notwithstanding the foregoing, amounts allocated to a Participant’s Safe Harbor Matching Account shall not be distributed from the Plan, except in the event of a Participant’s death, Disability upon his Severance from Employment Date, his attainment of age 59 1/2, or upon the occurrence of a plan termination that meets the requirements of Code section 401(k)(10).

(g) Penalty for Withdrawal

Upon the approval of a hardship withdrawal under this Plan (or as to a Transferred Participant under the EUS Plan), a Participant’s Salary Reduction Agreement (and therefore his ability to make Employee CAP Contributions, Roth Employee CAP Contributions and Employee Savings Contributions) shall be (or as to any Transferred Participant; was) automatically suspended. A Participant can elect to reinstate his Salary Reduction Agreement and resume his Employee CAP Contributions, Roth Employee CAP Contributions and/or Employee Savings Contributions as of any payday following six (6) months after such suspension (which, as to any Transferred Participant, shall include any period of suspension under the EUS Plan), provided that a new Election is made.

(h) Immediate and Heavy Financial Need.

The determination of whether a Participant has an immediate and heavy financial need shall be based on the criteria specified in Section 6.1(d) and shall be made by the Plan Administrator or its designee in accordance with nondiscriminatory and objective standards and on the basis of all relevant facts and circumstances. A Participant will be deemed to have an immediate and heavy financial need if the basis for withdrawal is on account of: (i) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant’s spouse, any dependent(s) of the Participant (as defined in section 152 of the Code), or any Beneficiary, necessary for those persons to obtain such medical care (without regard to whether the expenses exceed 7.5% of adjusted gross income); (ii) purchase of a principal residence (excluding mortgage payments) for the Participant; (iii) payment of tuition, related fees and room and board for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, Beneficiary, children, or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)); (iv) the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) payment for burial or funeral expenses for the Participant’s spouse, Beneficiary, parents, children, or any dependent(s) of the Participant (as defined in Code section 152, without regard to Code section 152(d)(1)(B)); (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (vii) such other events as may be determined by the Internal Revenue Service.

(i) Lack of Other Resources.

In satisfying the requirement that the Participant lack other reasonably available resources with which to meet his immediate and heavy financial need, the Plan Administrator may rely upon reasonable written representations by the Participant (unless the Plan Administrator has actual knowledge to the contrary) that the need cannot otherwise be satisfied by:

(1) Reimbursement or compensation by insurance, or otherwise;

(2) Reasonable liquidation of the Participant’s assets to the extent the liquidation would not itself cause an immediate and heavy financial need;

(3) The cessation of Employee CAP Contributions, Roth Employee CAP Contributions, Catch-up Contributions, Roth Catch-up Contributions or Employee Savings Contributions under this Plan or other plans maintained by the Company and Related Employers;

(4) By other distributions or nontaxable (at the time of the loan) loans from all plans maintained by the Company, Related Employer, or any other employer, but only if the amount of such loans would satisfy the financial need; or

(5) By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

(j) Qualified Reservist Distributions.

Notwithstanding anything to the contrary herein, pursuant to Code Section 401(k)(2)(B)(i)(V), a uniformed services Employee may elect to withdraw all or part of his or her Employee CAP Account and Roth Employee CAP Account under this Plan, as an in-service distribution, without being subject to the 10 percent early withdrawal penalty tax of Code Section 72(t) if such distribution is made (i) after September 11, 2001; (ii) the Employee was, by reason of his being a member of a “reserve component” (as defined in 37 U.S.C. §101), ordered or called to active duty after September 11, 2001, for either (A) a period in excess of 179 days, or (B) an indefinite period; and (iii) the distribution was or is made during the period (A) beginning on the date of the order or call to active duty, and (B) ending at the close of the active duty period.

(k) Reservist Severance Distributions

For purposes of receiving a distribution of his or her Account, an Employee may elect to be treated hereunder as having terminated employment with the Company during any period the individual is performing service in the uniformed services while on active duty for a period of more than 30 days; provided however, that individuals that take a distribution pursuant hereto may not make Employee CAP Contributions and Roth Employee CAP Contributions during the 6-month period beginning on the date of the distribution.

(l) After-Tax Account Withdrawals.

A Participant who has not severed employment may request a distribution of all or a portion of the amount credited to the Participant’s after tax account that was transferred to this Plan from the Marconi USA Wealth and Accumulation Plan.

6.2 Loans.

(a) Loan Amount, Term and Interest Rate.

The Plan Administrator is authorized to approve or deny applications under this Plan’s loan program pursuant to the provisions of this Section 6.2.

(1) Any Participant who is actively employed by the Company may borrow from his Account an amount that does not exceed the smallest of:

(A) 50% of the value of the Participant’s entire vested Account, less the balance of all other outstanding loans to the Participant under this Plan;

(B) $50,000 less the highest outstanding balance of loans to the Participant under all tax-qualified defined benefit and defined contribution plans of the Company, including this Plan, during the one-year period ending on the day immediately preceding the date of the loan; or

(C) such lesser maximum amount as the Plan Administrator may from time to time establish and apply uniformly to all loans made pursuant to the terms of this Plan.

(2) The minimum amount of any loan granted under this Plan shall be $1,000. For purposes of this Section 6.2(a), the value of a Participant’s Account shall be determined as of the nearest Valuation Date the proceeds of such loan are to be distributed to the Participant.

(3) Loans shall be granted for a maximum term of five (5) years.

(4) Loans shall bear a rate of interest as determined by the Plan Administrator, under a written procedure established by it (which shall constitute a part of this Plan), which will provide a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Unless otherwise specified by the Plan Administrator, the interest rate shall be the prime rate plus one percent (1%).

(5) Except as provided in regulations prescribed by the Secretary of the Treasury, loans shall require substantially level amortization (with payments not less frequently than quarterly) over the term of the loan.

(6) For each loan, the Participant’s Account may be charged a one-time loan origination fee, as established from time to time by the Plan Administrator, which shall be deducted from a Participant’s Account in addition to the face amount of the loan.

(b) Frequency of Loans.

Except as provided immediately below, a Participant shall not have more than one (1) loan outstanding (which shall include, as to any Transferred Participant, any loan outstanding under the EUS Plan that is transferred to this Plan) at any time under this Plan and all other tax qualified plans maintained by the Company. Notwithstanding the foregoing, Participants whose loans were transferred to the Plan from the Marconi USA Wealth Accumulation Plan and who at the time of such transfer had two (2) loans outstanding may continue to have two (2) outstanding loans until such time as one of such loans is repaid, whereupon such Participants shall not have more than one (1) loan outstanding at any time under this Plan and all other tax qualified plans maintained by any Related Employer.

(c) Loan Documents and Funding.

(1) No loan shall be made to any Participant prior to the Participant’s application therefore, acknowledgement of a note payable to the Trustee on which the Participant shall be personally liable for the amount of the loan in a form prescribed by the Plan Administrator, an authorization for payroll deductions for repayment of the loan, and, within 90 days prior to the making of the loan, the written consent of the Participant to (i) the making of the loan, (ii) the set-off of the Participant’s vested Account upon acceleration and/or default under the loan, and (iii) the distribution or deemed distribution of all or any part of the Participant’s vested Account necessary to effect the set-off. Each of the foregoing actions and acknowledgments should be effected in the manner specified by the Plan Administrator from time to time.

(2) Cash equal to the value of any loan granted under this Section 6.2 shall be transferred from the investment fund or investment funds in which the Participant’s Account is invested on a pro-rata basis, provided that loan proceeds will not be taken from the self-directed brokerage account. In addition, loans shall be deemed to be taken from all Accounts on a pro-rata basis, except that no loans shall be deemed to be taken from the Employee CAP Account or Roth Employee CAP Account until all other Accounts have been used in full. Once all other Accounts have been used in full, loans shall be transferred from the investment fund or investment funds in which the Participant’s Employee CAP and Roth Employee CAP Accounts are invested on a pro-rata basis. Upon the transfer of the loan proceeds (less the origination fee) to the Participant, the Participant shall be bound by the note acknowledged by such Participant, and such note shall be deemed to be transferred to the loan fund. All loans shall be considered a segregated investment of the Trust on behalf of the borrowing Participant, and the Participant’s note shall thus be held as a directed investment of the Participant’s account in the loan fund, provided that, notwithstanding the nonalienation rule of Section 9.1, the loan fund shall have a first lien on said note.

(d) Repayment.

Repayment shall be accomplished through regular payroll deductions as authorized by a salary deduction agreement. Payments by a Participant shall be applied first to outstanding interest and then to reduce the outstanding principal balance of the loan and shall be allocated to the Participant’s Account and invested in accordance with the Participant’s investment designation as in effect under Section 5.3. A Participant shall be entitled to prepay without penalty the full loan balance by cashier’s check or by such other means as approved by the Plan Administrator at any time. Partial prepayments are not permitted.

(e) Leave of Absence.

(1) A Participant with an outstanding loan who is placed on authorized leave of absence either without pay or at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the installment payments required under the term of the loan may defer payment of all principal and interest for the shorter of the duration of the absence or one (1) year, followed by the reamortization, on the date on which the Participant returns to pay status (or, if earlier, the first anniversary of the leave of absence), of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining loan term plus the amount of the leave, provided that in no event shall any loan become due and payable later than the expiration of the five-year limitation prescribed by Section 6.2(a), unless otherwise permitted by that Section.

(2) Notwithstanding subsection (1), if the Participant is a uniformed services employee on military leave, then such Participant may defer payment of all principal and interest for the duration of the absence, followed by the reamortization, on the date on which the Participant returns to pay status, of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining loan term, extended by the period of absence; provided that in no event shall any such loan become due and payable later than the expiration of the five-year limitation prescribed by Section 6.2(a) (unless otherwise permitted by that Section) plus the period of the military leave.

(f) Death or Termination of Employment.

If, prior to repayment of the total principal amount of and accrued interest on a note held by the loan fund,

(1) a Participant reaches his Severance from Employment Date or otherwise ceases to be an employee for any reason other than his death and the said amount is not repaid in full by the end of the 60th day following his Severance from Employment Date or otherwise ceases to be an employee, or

(2) a Participant dies and said amount, including any further accrued interest, is not repaid in full within 90 days after his death,

then the entire amount of the loan shall be accelerated and become immediately due and payable and the Participant’s applicable Account balances shall be reduced, in proportion to their investment in the loan fund, by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Participant or his Beneficiary, and the amount of such reduction shall be applied to satisfy the note held by the loan fund. Notwithstanding the foregoing, any loans outstanding as of the date a Participant separates from employment that are transferred to another plan in accordance with Section 8.2(c) shall not be accelerated in accordance with this Section 6.2(f). Notwithstanding the foregoing, any Participant who incurs an involuntary termination of employment due to a reduction in force, divestiture or outsourcing, and who thereafter remains an inactive Participants, may continue to make installment payments in accordance with the loan amortization schedule in effect at the time of such termination.

Notwithstanding the foregoing, those participants age 50 and older, who have at least 5 years of service, and who voluntarily elect early retirement between March 31, 2007 and December 31, 2007, pursuant to the Company’s Career Change Program (whereby such participants may voluntarily terminate employment with the Company prior to Retirement), may continue to make installment payments in accordance with the loan amortization schedule in effect at the time of such termination.

(g) Default.

If any loan repayment required hereunder is not timely paid in full by the end of the calendar quarter following the calendar quarter in which the installment was due, or if any other default occurs, then, unless otherwise provided by the Plan Administrator, the entire outstanding principal balance and accrued interest shall be accelerated and become immediately due and payable and interest shall continue to accrue until the note held by the loan fund is satisfied in full.

(h) Further Limitations on Loans.

Notwithstanding anything to the contrary contained in this Section 6.2, the Plan Administrator reserves the right to limit further the amount that may be borrowed hereunder, to limit further the terms and conditions under which loans will be made, or to declare a moratorium on the granting of loans to Participants, in each case on the basis of uniform and nondiscriminatory rules. No loans shall be made during any period in which the Plan Administrator is determining whether a domestic relations order relating to such Participant’s Account is a Qualified Domestic Relations Order.

ARTICLE VII

TERMINATION OF SERVICE - PARTICIPANT VESTING

All Participants shall be fully vested at all times in all amounts credited to their Accounts.

ARTICLE VIII

TIME AND METHOD OF PAYMENT OF BENEFITS

8.1 Time of Payment.

(a) Retirement.

In the event of a Participant’s Retirement, payment of his Account shall commence as soon as administratively feasible following the processing of his distribution.

(b) Death or Disability.

In the event of death or Total and Permanent Disability, payment of the Participant’s Account shall commence as soon as administratively feasible following the processing of his distribution.

(c) Severance from Employment Date.

Upon a Participant’s Severance from Employment Date, for any reason other than Retirement, Total and Permanent Disability, or death, the Trustee shall continue to hold the Participant’s Account in Trust until the date the Participant requests a distribution thereof, or, if earlier, the date provided in Section 8.2(c), at which time the Trustee shall commence distribution of the Participant’s Account in accordance with the provisions of Section 8.1(a) and Section 8.2; provided, however, that the Plan Administrator may make an earlier distribution of the Participant’s Account pursuant to Section 8.1(d).

(d) Limitation on Time of Payment.

Notwithstanding any provision contained herein to the contrary, unless the Participant otherwise directs, the Trustee shall commence distribution of the Participant’s vested Account not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

(1) The date the Participant attains Normal Retirement Age; or

(2) The Participant’s Severance from Employment Date.

Except as provided in Section 8.2(c) and the immediately following sentence, a Participant may elect to defer the commencement of the payment of his benefits beyond the dates specified above by submitting a written statement to the Plan Administrator describing his benefit and the date on which the payment of such benefit shall commence.

Notwithstanding any other provision of ARTICLE VII through ARTICLE IX of this Plan to the contrary, with respect to any 5-percent owner of the Company (who either becomes a 5% owner at any time during the five Plan Year period ending in the calendar year in which the

Participant attains age 70 1/2, or who becomes a 5% owner during any subsequent calendar year (“5% owner”), the distribution of a Participant’s entire vested Account will be made in a lump sum not later than April 1 following the calendar year in which he attains age 70 1/2 unless the Participant makes a withdrawal under ARTICLE VI of this Plan that is sufficient to satisfy the minimum distribution requirements of section 401(a)(9) of the Code and the regulations thereunder. With respect to any 5% owner, on or before December 31 of such calendar year and of each succeeding calendar year, distribution of the entire amount of any additional balances in the Participant’s Accounts (determined as of the latest Valuation Date prior to the date of distribution) will be made in a lump sum unless the Participant makes a withdrawal under ARTICLE VI that is sufficient to satisfy the minimum distribution requirements of section 401(a)(9) of the Code and the regulations thereunder.

Notwithstanding anything herein to the contrary, with respect to an Employee who is not a 5% owner of the Company, as described in section 416 of the Code, the distribution of his entire vested Account shall be made in a single lump sum distribution as of the Required Commencement Date or shall commence to be distributed not later than the Required Commencement Date over the life of such Participant or over the joint lives of such Participant and his Beneficiary, or over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his Beneficiary. Life expectancy of a Participant and his spouse (other than for a life annuity) may be redetermined annually at the Participant’s election. Life expectancy shall be determined in accordance with the tables set forth in the Treasury regulations under Code section 401(a)(9). Except as provided in the next sentence, in-service distributions shall not be permitted for non-5% owners upon attainment of age 70 1/2 except as otherwise permitted under ARTICLE VI.

Except as otherwise provided by Treasury regulations, if distribution of the Participant’s interest has commenced but the Participant dies prior to his entire interest being distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death. Except as otherwise provided by Treasury regulations, if the Participant dies before the distribution of his interest has commenced, the entire interest of the Participant shall be distributed within five (5) years after the death of the Participant.

Notwithstanding any provision herein to the contrary, for the 2009 Plan Year (or for any other Plan Year in which the minimum required distribution requirements of section 401(a)(9) of the Code are suspended), a Participant or a Beneficiary may affirmatively elect to not receive his otherwise required minimum distribution for the 2009 Plan Year (or for any other Plan Year in which the minimum required distribution requirements of section 401(a)(9) of the Code are suspended).

A Participant or Beneficiary who first reaches his Required Commencement Date in 2009 shall not be required to commence distribution of his Account(s) until December 31, 2010.

Notwithstanding the immediately preceding sentence, if any portion of the Participant’s interest is payable to or for the benefit of a Beneficiary over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), such portion will be distributed over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary, and such distributions shall commence not later than December 31 of the calendar year following the calendar year in which the Participant died. However, for purposes of the immediately preceding sentence, if the Beneficiary is the surviving spouse of the Participant, the deceased Participant’s interest shall commence to be distributed to such surviving spouse on or before the date on which the Participant would have attained age seventy and one-half (70 1/2), or the end of the calendar year following the calendar year that contained the Participant’s death, if later. If the surviving spouse dies before the distributions to such spouse commence, the distribution of the interest of the deceased Participant shall begin on or before a date determined as if the surviving spouse were the Participant, excluding the special rules in the preceding sentence applicable when the surviving spouse is the designated Beneficiary. For purposes of this subsection, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority.

Notwithstanding the foregoing provisions of this Section, nothing shall permit any Participant or Beneficiary to elect any form of distribution not otherwise expressly permitted under Section 8.2 of this Plan. Any payments hereunder must also satisfy the minimum incidental death benefit rules of the Treasury regulations under Code section 401(a)(9).

Notwithstanding any other provision herein to the contrary, distributions hereunder will be made in accordance with the Treasury regulations under Code section 401(a)(9), and any Internal Revenue Service rulings, announcements or notices promulgated under Code section 401(a)(9), including any grandfather or transitional rules thereunder. Furthermore, any provisions contained herein which reflect Code section 401(a)(9) shall override any distribution options in this Plan inconsistent with Code section 401(a)(9).

(e) Qualified Distributions from a Roth Employee CAP and/or Roth Rollover Account.

A “qualified distribution” from a Participant’s Roth Employee CAP Account and/or Roth Rollover Account is not includible in the Participant’s gross income. A qualified distribution is a distribution that is made after the end of a specified nonexclusion period (defined below) and that is (i) made on or after the date on which the Participant attains age 59 1/2; (ii) made to a Beneficiary (or to the estate of the Participant) on or after the death of the Participant; or (iii) attributable to the Participant being disabled within the definition of Code section 72(m)(7). The nonexclusion period is the 5-taxable-year period beginning with the earlier of: (i) the first taxable year for which the Participant made a Roth Employee CAP Contribution to the Roth Employee CAP Account established for the Participant under this Plan; or (ii) if the Participant has a Roth Rollover Contribution from a direct rollover of a designated Roth contribution from another qualified plan to his or her Roth Rollover Account, then the first taxable year for which the Participant made a designated Roth contribution to such prior plan’s previously established designated Roth account.

8.2 Method of Payment.

(a) General.

After all required accounting adjustments, the Trustee, in accord with the direction of the Participant and the procedures of Section 9.12, shall make payment of the Participant’s vested Account under one (1) or more of the following methods:

(1) By payment in a lump sum in cash and/or Ericsson ADSs; or

(2) By transfer to an Eligible Retirement Plan, as defined in Section 8.2(c); or

(3) By other distribution methods provided for in this ARTICLE VIII.

Notwithstanding the foregoing provisions of this Section 8.2, the phrase “payment in a lump sum” as used herein shall not include the distribution of an insurance contract providing for (i) a life annuity to a Participant, (ii) a joint and survivor annuity to a Participant and his Beneficiary, or (iii) any other form of payment having the effect of (i) or (ii) above.

Notwithstanding the foregoing foreign contract employees (as determined by the Plan Administrator) who are non U.S. citizens shall be entitled to distributions in the form of an insurance contract providing for (1) a life annuity to a Participant, or (ii) a joint and survivor annuity to a Participant and his Beneficiary.

(b) Right to Elect Partial Distributions.

Notwithstanding the provisions of Section 8.2(a), Participants who have had a Severance from Employment Date for any reason shall have the right to elect a Partial Distribution under this Plan. Furthermore, in the event of such a Participant’s death, his surviving Spouse or Beneficiary may elect to receive Partial Distributions pursuant to the provisions of this section, in lieu of receiving payment in the form of a lump sum. All partial distributions made under this Section shall be taken pro-rata from each Account (including the Participant’s Roth Employee CAP Account) and from each investment fund in which the Participant’s Account is invested. Such election for a Partial Distribution shall be made pursuant to any rules and procedures established by the Plan Administrator, shall be subject to the minimum distribution and incidental death benefit requirements of Code section 401(a)(9), and except as provided in Section 8.2(a) above, shall neither be in the term of, or have the effect of, a life annuity or a joint and survivor annuity. A qualifying Participant, or surviving Spouse or Beneficiary, may elect up to twelve Partial Distributions per Plan Year, provided that no more than one Partial Distribution may be taken in any calendar month.

(c) Participants’ Right to Elect a Direct Transfer for any Eligible Rollover Distribution.

(1) General. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect,

at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover. If following a Participant’s Severance from Employment Date the value of the Participant’s vested Account is more than $1,000, but does not exceed $5,000 (disregarding any amounts held in such Participant’s Rollover Account and After-Tax Rollover Account) and the Participant does not elect to have his vested Account paid in a direct rollover, as specified by the Participant, to an Eligible Retirement Plan as described hereunder, or to receive the lump sum payment in cash in accordance with Section 8.2(c) then the Plan Administrator will pay the value of the Participant’s vested Account in a direct rollover to an individual retirement account designated by the Plan Administrator. If following a Participant’s Severance from Employment Date the value of his vested Account, is not greater than $1,000, then, absent a Participant’s direct rollover election, such amount will be paid in a lump sum to the Participant. This Section shall be applied separately for Roth Accounts and non-Roth Accounts.

For purposes of the above paragraph, the value of the Participant’s vested Account, determined as of the Valuation Date shall not include Roth Employee CAP Contributions, Roth Catch-up Contributions, or Roth Rollover Contributions (collectively, “Roth Contributions”). Rather, for purposes of this Section 8.2(c), Roth Contributions shall be separately allocated and accounted for on a reasonable and consistent basis as a separate contract, as provided for under Section 12.2 of this Plan. The application of the automatic rollover/involuntary distributions rules of this Section 8.2(c) shall thus apply separately to amounts contributed by the Participant to his Roth Accounts and all other Accounts under this Plan.

Accordingly, if the Participant’s Roth Employee CAP Account, determined as of the Valuation Date coinciding with the date a distribution is to commence (or could commence hereunder) is greater than $1,000, but does not exceed $5,000, then (a) if the Participant so elects, the Plan Administrator shall direct the Trustee to distribute the value of the Participant’s Roth Accounts to the Participant or the Participant’s Beneficiary in a lump sum or to an Eligible Retirement Plan selected by the Participant in a direct rollover, in either case as soon as administratively feasible, or (b) in the absence of such Participant election, the Plan Administrator shall direct the Trustee to pay the value of the Participant’s Roth Employee CAP Account in a direct rollover to a Roth IRA designated by the Plan Administrator.

If the Participant’s Roth Employee CAP Account (plus, to the extent required by Code section 401(a)(31), his Roth Rollover Account), does not exceed $1,000 as of the Valuation Date coinciding with the date of distribution, then the Plan Administrator shall direct the Trustee to distribute the value of the Participant’s Roth Employee CAP Account, to the Participant or the Participant’s Beneficiary in a lump sum as soon as administratively feasible. A separate determination shall be made for all other Participant Accounts as set forth above.

To the extent, if any, provided by the Plan Administrator, the above paragraph concerning automatic IRA rollovers shall apply with equal force to distributions to surviving spouses, alternate payees and non-spousal Beneficiaries.

(2) Definitions.

(A) Eligible Rollover Distribution:

(i) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent such distribution is required under Code section 401(a)(9); (3) except as provided in (ii) below, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation on employer securities); or (4) a hardship distribution under Section 6.1(b).

(ii) Notwithstanding Section 8.2(c)(2)(A)(i) above, all of any portion of a distribution from a Participant’s Employee Savings Account shall be an Eligible Rollover Distribution to the extent it is transferred to (A) in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in section 403(b) of the Code and such trust or contract provides for separate accounting for amounts so transferred (and earnings thereon); (B) either an individual retirement account described in Code section 408(a), or an individual retirement annuity described in Code section 408(b) (other than an endowment contract); or (C) a Roth IRA as described in Code section 408A(b), provided the Participant meets the requirements of Code section 408A(c)(3)(B). Furthermore, notwithstanding the above, all or any portion of a distribution from a Participant’s Roth Employee CAP Account or Roth Rollover Account, shall be an Eligible Rollover Distribution to the extent that it is transferred (i) in a direct rollover to a Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1); or (ii) to a Roth IRA described in Code section 408A(b). In the case of a transfer described in this Section 8.2(c)(2)(A)(ii), the amount transferred shall be treated as consisting first of the portion of such distribution that is includible in gross income (but for such rollover).

(B) Eligible Retirement Plan: An Eligible Retirement Plan is (i) an individual retirement account described in section 408(a) of the Code; (ii) an individual retirement annuity described in section 408(b) of the Code; (iii) an annuity plan described in section 403(a) of the Code; (iv) an annuity contract described in section 403(b) of the Code; (v) a qualified trust described in section 401(a) of the Code; (vi) with respect to rollovers from the Roth Employee CAP Account or Roth Rollover Account, a Roth IRA described in Code section 408A(b); (vii) for any other Account, for Participants that meet the requirements of Code section 408A(c)(3)(B), a Roth IRA described in section 408A(b) of the Code; or (viii) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code, that accepts the distributee’s eligible rollover distribution. Notwithstanding the above, for purposes of rollovers from the Participant’s Employee Savings Account, an Eligible Retirement Plan includes only (i) a direct rollover to a qualified trust or an annuity contract described in section 403(b) of the Code and such trust or contract provides for separate accounting for amounts so transferred (and earnings thereon); (ii) either an individual retirement account described in Code section 408(a), or an individual retirement annuity described in Code section 408(b) (other than an endowment contract); or (iii) to a Roth IRA described in Code section 408A(b), provided the Participant meets the requirements of Code section 408A(c)(3)(B). Furthermore, notwithstanding the above, for purposes of rollovers from the Participant’s Roth Employee CAP Account and/or Roth Rollover Account, an Eligible Retirement Plan includes only (i) a direct rollover to a Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1); or (ii) a Roth IRA described in Code section 408A(b). In addition, for non-spousal Beneficiaries of a deceased Employee, in the case of a direct rollover, an Eligible Retirement Plan includes an individual retirement account described in Code section 408(a) and an individual retirement annuity described in Code section 408(b).

A Participant may make a direct rollover of his non-Roth Accounts into a Roth IRA, provided he meets the below requirements. A participant may not make a direct rollover of non-Roth Accounts into a Roth IRA if (i) his modified adjusted gross income exceeds $100,000, or (ii) he is a married individual filing a separate return. The Participant on whose behalf the Non-Roth Accounts are rolled over to a Roth IRA pursuant to this paragraph shall include in gross income any amount that would have been includible in gross income but for the rollover to the Roth IRA. The $100,000 income limit described above shall not apply to distributions received on or after January 1, 2010.

(C) Distributee: A Distributee includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a QDRO, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse. “Distributee” also means a Participant’s non-spousal Beneficiary for purposes of a direct rollover to an individual retirement account described in section 408(a) of the Code, or an individual retirement annuity described in section 408(b) of the Code.

(D) Direct rollover: A direct rollover is a payment by this Plan to the eligible retirement plan specified by the distributee.

(3) Timing. If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, that distribution may commence less than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that:

(A) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B) The Participant, after receiving the notice, affirmatively elects a distribution.

(4) Notwithstanding anything to the contrary in sections 8.2(c) above, the following rules shall apply with respect to an Eligible Rollover Distribution:

(A) no such distribution shall be made to more than one Eligible Retirement Plan,

(B) no distribution of which only a portion is an Eligible Rollover Distribution shall be permitted unless the Eligible Rollover Distribution portion amounts to at least $500, and

(C) no Eligible Rollover Distribution shall be made unless the Participant shall have provided such information relating to the recipient of the distribution as the Plan Administrator may reasonably request.

(D) No distribution shall be made in a direct rollover to a Roth IRA described in section 408A(b) of the Code, unless (i) a Participant meets the requirements of section 408A(c)(3)(B) of the Code; or (ii) the distribution is made solely from the Participant’s Roth Employee CAP Account and/or Roth Rollover Account and amounts to at least $200.

For purposes of this Section 8.2(c)(4), the term “Participant” shall include, as may be appropriate, the surviving Spouse of the Participant, or an alternative payee under a Qualified Domestic Relations Order.

(d) Special Rules for Transfer Sums.

Notwithstanding anything contained herein to the contrary, with respect to any distributions commencing prior to the date that is ninety (90) days following the later of (i) April 1, 2001, or (ii) the date notice is given to Participants whose Accounts include sums transferred to this Plan from the MPD Technologies, Inc. In-Vest Plan (“MPD Participants”) that payment in an annuity form will no longer be permitted, distribution of any portion of an MPD Participant’s Account attributable to sums transferred to this Plan from the MPD Plan may be made in any optional payment form available under the MPD Technologies, Inc. In-Vest Plan, including, without limitation, a single life or joint and survivor annuity, subject to all of the provisions of such Plan relating thereto.

(e) Ericsson Retirement Plan Option.

Those Employees that had an Accrued Benefit (as such term is defined in the Retirement Plan) in the Retirement Plan as of June 30, 2007, and were active Employees on that date, are eligible to purchase additional benefits through the Retirement Plan from their Account under this Plan. Employees may roll over all or a portion of their Account under this Plan to purchase an annuity under the Retirement Plan if they (i) terminate employment after June 30, 2007; (ii) have a vested accrued benefit in the Retirement Plan; (iii) elect a monthly benefit under the Retirement Plan; and (iv) roll over at least $25,000 of their Account under this option. Employees shall be eligible to purchase an annuity under this Section 8.2(e) upon distribution of their Accrued Benefit as set forth in Section 6.8 of the Retirement Plan. Employees that roll over all or a portion of their Account under this Section 8.2(e) may elect from the payment options set forth under Section 6.4(a) (Life Annuity), 6.4(b) (Joint and Survivor Annuity), and 6.4(c) (Five-Year Certain and Life Annuity) of the Retirement Plan. In addition, Employees that roll over all or a portion of their Account under this Section 8.2(e) may elect an Installment Refund Option that pays a single life annuity to the Participant for his or her lifetime, and if the Participant dies before receiving an amount greater than or equal to the amount rolled over from the Plan to the Retirement Plan under this Section 8.2(e), the same monthly payment is made to the Participant’s surviving beneficiary for the remaining portion of the rolled over amount.

8.3 Investment of Account After Termination.

Should a Participant’s Account be retained in the Trust after the date on which his participation ends and he has become a former Participant, the Account will continue to be treated as a part of the Trust Fund. The Account will be credited (or debited) with its share of the net income (or loss) attributable to the investments of such Account but shall not be credited with any further Employee Savings Contributions, Employee CAP Contributions, Roth Employee CAP Contributions, Catch-up Contributions or Roth Catch-up Contributions.

8.4 Special Limitations on Form of Benefits Distribution.

Notwithstanding any provision of this Plan to the contrary, (a) except for foreign contract employees who are non U.S. citizens, a Participant may not elect that any portion of his Account be paid in the form of a life annuity, and (b) except as is provided in the immediately following sentence, upon a Participant’s death prior to the payment in full of such Participant’s vested Account, the Participant’s vested Account, or portion thereof not paid as of the Participant’s death, shall be paid in full to the Participant’s surviving spouse. Payment of a deceased Participant’s vested Account shall not be paid in accordance with the immediately preceding sentence, but shall be paid instead in accordance with the Participant’s Beneficiary election under this Plan if there is no surviving spouse of the Participant, the surviving spouse cannot be found or other circumstances prescribed by the Secretary of the Treasury exist, or if the surviving spouse consents in the manner required in the immediately following sentence to payment of the Participant’s Account to a designated Beneficiary other than the Participant’s spouse. A Participant’s spouse may consent to the naming of a designated Beneficiary other than the spouse to receive the Participant’s Account, or portion thereof not distributed on the date of the Participant’s death, but only if such consent (i) is in writing, (ii) designates a Beneficiary (or a form of benefits) which may not be changed without further spousal consent (or such consent expressly permits designations by the Participant without any requirement of further spousal consent), (iii) acknowledges the effect of the Participant’s election (and the spousal consent), and (iv) is witnessed by a member of the Plan Administrator or a notary public. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) under the preceding sentence shall be effective only with respect to such spouse. If no effective Beneficiary designation shall have been made, or if all designated Beneficiaries predecease the Participant, payment shall be made to the Participant’s estate.

8.5 Qualified Domestic Relations Orders.

This Plan shall honor any Qualified Domestic Relations Order recognized under the EUS Plan and transferred to this Plan as part of a Transferred Participant’s Account. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall direct that a separate account be maintained for the amount, if any, that would have been currently payable to the Alternate Payee during such period if the Domestic Relations Order is determined to be a Qualified Domestic Relations Order. If within eighteen (18) months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) to the person or persons entitled thereto (to the extent otherwise then payable hereunder and under the terms of the Qualified Domestic Relations Order). If within eighteen (18) months it is determined that the order is not a Qualified Domestic Relations Order or the issue as to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, then, if such amount would otherwise be currently payable to the Participant or his Beneficiary, the Plan Administrator shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order that is made after the close of the eighteen (18) month period shall be applied prospectively only. The Plan Administrator shall establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order and to administer distributions under Qualified Domestic Relations Orders.

When this Plan receives a Domestic Relations Order, the Plan Administrator shall promptly notify the appropriate Participant and any other Alternate Payee of the receipt of such order and the Plan Administrator’s procedures for determining whether such order is a Qualified Domestic Relations Order. The Plan Administrator shall determine whether a Domestic Relations Order is a Qualified Domestic Relations Order within a reasonable period after receipt of such order, and shall within a reasonable time after such determination notify the Participant and each Alternate Payee of such determination.

8.6 Payment in the Event of Legal Disability.

Payments to any Participant, former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Plan Administrator, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Plan Administrator, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Plan Administrator may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

(a) To such person directly;

(b) To the guardian of his person or his estate;

(c) To a relative or friend of such person, to be expended for his benefit; or

(d) To a custodian for such person under any Uniform Gifts to Minors Act.

The decision of the Plan Administrator, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Plan Administrator shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Plan Administrator shall operate as a complete discharge of all obligations of the Trustee and the Plan Administrator, to the extent of the distributions so made.

8.7 Accounts Charged.

The Plan Administrator shall charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made.

8.8 Payments Only from Trust Fund.

All benefits of this Plan shall be payable solely from the Trust Fund and neither the Company, the Plan Administrator, nor Trustee shall have any liability or responsibility therefor except as expressly provided herein.

8.9 Unclaimed Account Procedure.

Except to the extent required by ERISA, neither the Trustee nor the Plan Administrator shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Plan Administrator, by certified or registered mail addressed to his last known address of record with the Plan Administrator or the Company, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section (to the extent possible, the Administrator will also check any other plan of the Company or Related Employer to ensure it has the most up-to-date information with respect to the Member’s address). If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Plan Administrator, and the Plan Administrator is otherwise unable to locate the Participant or Beneficiary after reasonable due diligence, the Plan Administrator shall then notify the Social Security Administration or other applicable federal agency of the Participant’s (or Beneficiary’s) failure to claim the distribution to which he is entitled. The Plan Administrator shall request the Social Security Administration or other applicable federal agency to notify the Participant (or Beneficiary) in accord with the procedures it has established for this purpose. If the Social Security Administration or other applicable federal agency cannot locate the Participant or Beneficiary, then upon the first permissible distribution date (such as attainment of age 65, death, or Plan termination, or an involuntary cashout pursuant to Section 8.2(c)), at any time on or before the end of the second Plan Year following the year of the Participant’s termination of Service, or, if earlier, upon any other permissible forfeiture date, (i) except as provided below, the benefit shall be treated as a Forfeiture hereunder, provided that the benefit shall be reinstated (without interest or earnings) in the event that the Participant or Beneficiary ever makes a claim therefor, and (ii) if the vested Account is greater than $1,000, but does not exceed $5,000 (disregarding any amount held in such Participant’s Rollover Account and After-Tax Rollover Account, except as provided in Section 8.2(c) above), then that amount will be rolled-over to a Plan Administrator-designated individual retirement account pursuant to Section 8.2(c) as if an election had not been made. For purposes hereof, Roth Contributions (as defined in Section 8.2(c)) shall be treated as a separate subaccount, as provided in Section 12.2.

While payment is pending prior to the above-referenced permissible distribution or forfeiture date, the Plan Administrator will maintain the Participant’s investments in their respective funds which will be subject to earnings and losses. Any payment made pursuant to the power herein conferred upon the Plan Administrator shall operate as a complete discharge of all obligations of the Trustee and the Plan Administrator, to the extent of the distributions so made.

8.10 Restrictions on Distribution of Employee CAP Contributions, Roth Employee CAP Contributions, Catch-up Contributions, and Roth Catch-up Contributions.

Except as otherwise provided in Plan Section 6.1(b), a Participant’s Employee CAP Account, Roth Employee CAP Account, Company CAP Account and Safe Harbor Matching Account shall not be distributed before the first to occur of the following events:

(a) the Participant’s Retirement;

(b) his death;

(c) his Total and Permanent Disability;

(d) his Severance from Employment Date;

(e) his attainment of age 59 1/2 (but only to the extent otherwise permitted hereunder);

(f) the termination of this Plan, provided that neither the Company nor any Related Employer establishes or maintains a successor defined contribution plan (within the meaning of the applicable Treasury regulations) other than an employee stock ownership plan or a simplified employee pension; or

(g) with respect to a Participant’s Employee CAP Account and/or Roth Employee CAP Account only, the Participant’s hardship, as specified in Section 6.1(b) (and only to the extent permitted therein).

A distribution may be made under (f) above only if it constitutes a total distribution of the Participant’s entire vested balance in his Account (and any other vested account balance in any other tax-qualified profit-sharing plan of the Company or a Related Employer).

8.11 Distribution of Marsh Money Purchase Pension Plan Accounts.

Notwithstanding the foregoing provisions of this Article VIII, with respect to Participants whose accounts transferred over from the Marsh Company Money Purchase Pension Plan to the Marconi USA Wealth and Accumulation Plan, were subsequently transferred from the Marconi USA Wealth Accumulation Plan to the EUS Plan and then to this Plan, such Participants shall automatically receive distributions from such former Marsh Accounts in the form of a Qualified Joint and Survivor Annuity (as defined below) unless proper spousal consent is executed as outlined below.

(a) Joint and Survivor Annuitant Benefits.

Subject to subsection 8.12(b) hereof, on a Participant’s Retirement, death, Total and Permanent Disability, or Severance from Employment Date, the entire amount credited to his Marsh Money Purchase Account shall be applied to purchase:

(1) At the Election of the Participant, if he is married: (A) a Qualified Joint and Survivor Annuity, which is an annuity for the life of the Participant with a survivor annuity for the life of the spouse equal to 50 percent of the amount which is payable during the joint lives of the Participant and the Participant’s spouse and which is the actuarial equivalent of 100 percent of the Marsh Money Purchase Pension Plan Account as of the annuity staring date (as defined below);

or (B) a Qualified Optional Joint and Survivor Annuity, which is an annuity for the life of the Participant with a survivor annuity for the life of the spouse equal to 75 percent of the amount which is payable during the joint lives of the Participant and the Participant’s spouse, and which is the actuarial equivalent of 100 percent of the Marsh Money Purchase Pension Plan Account as of the annuity staring date (as defined below), or

(2) If he is not married, a life annuity for his life only.

A Participant (and his or her Spouse, if applicable), shall be given written notice, no sooner than 180 and no later than 30 days before such Participant’s “annuity starting date” (i.e., the first day of the first month for which a benefit is payable to an individual, even though the first payment may not actually have been made on that date), of the availability of the annuities described in this subsection (a) and of the option to waive the right to receive benefits paid in the form of such annuities pursuant to Section 8.12(b).

Notwithstanding anything herein to the contrary, Plan Sections 8.1(d) and 8.5 shall apply to this Section.

(b) Election of Optional Retirement Benefits.

Notwithstanding Section 8.11(a) and subject to the Section 8.4, during the 180 day period ending on the annuity starting date, if a Participant described in Section 8.11(a) elects, with Spousal Consent if applicable, to waive such annuity, such Participant may elect to receive the entire amount credited to his Accounts under a form of benefit specified in Section 8.2. The Spousal Consent and the Participant’s waiver must state the specific non-spouse Beneficiary (including any class of beneficiaries or contingent beneficiaries) and the particular optional form of benefit, neither of which may be further modified (except back to the qualified joint and survivor annuity described in Section 8.11(a)(i), above) without subsequent Spousal Consent (unless expressly permitted by the Spouse), and the Spousal Consent acknowledges the effect of the election. Such waiver is revocable at any time and any number of times during the aforesaid 180-day period.

(c) Distribution Upon Death.

(1) Subject to subparagraph (2) immediately below, if a Participant or former Participant dies before his annuity starting date and was married on the date of his death, all of his Marsh Money Purchase Account shall be applied to purchase a Qualified Pre-retirement Survivor Annuity for the life of the surviving Spouse that is actuarially equivalent to 100 percent of the Marsh Money Purchase Account of the Participant (as of the Participant’s death), which shall commence on a date specified by the Spouse, but not later than the later of:

(i) the first anniversary of the Participant’s death or

(ii) the date on which the Participant would have attained age seventy and one-half.

(2) Notwithstanding subsection (1),

(i) if such Participant when more than thirty-five years of age, or such former Participant, elected to waive such Qualified Pre-retirement Survivor Annuity in accordance with Code Sections 401(a)(11) and 417, with Spousal Consent thereto, as applicable, all or part of the Participant’s Marsh Money Purchase Account shall be paid in a lump sum in cash to Participant’s designated Beneficiary, or

(ii) if such Spouse, after the Participant’s death, elects (either before or after the Participant’s death) to waive the survivor annuity to which otherwise entitled, all of such amount shall be paid in cash in one lump sum to the Surviving Spouse.

The Spousal Consent described herein and the Participant’s waiver must state the specific non-spouse Beneficiary (including any class of beneficiaries or contingent beneficiaries), which may not be modified (except back to the Qualified Pre-retirement Survivor Annuity, described above) without subsequent Spousal Consent (unless expressly permitted by the Spouse), and the Spousal Consent acknowledges the effect of the election. Further, if the Participant separates from service before the Plan Year in which he or she attains age 35, the waiver election may be made on or after the date of separation with respect to benefits accrued prior to separation. The waiver election made hereunder is revocable at any time and any number of times during the period between the first day of the Plan Year in which the Participant attains age 35 and the date of the Participant’s death.

(3) Upon the death of an unmarried Participant prior to his annuity starting date, his Marsh Money Purchase Account shall be paid in cash in one lump sum to the Participants’ designated Beneficiary.

(4) Except as provided in Section 8.9, distribution to a non-spousal Beneficiary shall be made not later than the first anniversary of the Participant’s death.

(d) Explanation of Qualified Pre-retirement Survivor Annuity.

The Administrator shall provide a written explanation of the Qualified Pre-retirement Survivor Annuity:

(1) To a Participant who is a Participant on his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which his thirty-second birthday occurs;

(2) To a Participant who becomes a Participant after his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which he becomes a Participant; and

(3) To a former Participant following his Severance from Employment Date prior to his thirty-second birthday, within one year of his Severance from Employment Date.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Assignability.

To the fullest extent permitted by law and subject to the provisions of Section 8.5 and Section 6.2(c), no right or interest of any Participant in this Plan or in his Account shall be assignable or transferable or subject to any encumbrance, alienation, anticipation, pledge, or lien in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, except a transfer as a result of death or mental incompetence, and no right or interest of any Participant in this Plan or in his Account shall be liable for, or subject to, any obligation or liability of such Participant, except as otherwise permitted under Code section 401(a)(13)(C).

9.2 Extent of Participant’s Rights.

The Company offers no assurances that the current market value of any security will be equal to the purchase price of such security or that the amount distributable in cash will be equal to or greater than the amount of any Plan contributions made by or for the benefit of any Participant hereunder. Each Participant assumes all risk in connection with any decrease in the market price of any investments in any of this Plan’s investment funds.

9.3 Trustee.

The Company or Plan Administrator shall enter into agreement or agreements with a trustee or trustees selected by the Board or Plan Administrator to act under this Plan. The Trustee shall receive all Employee Savings Contributions, Employee CAP Contributions, Roth Catch-Up Contributions, Roth Employee CAP Contributions, Roth Rollover Contributions and Catch-up Contributions under this Plan; hold, manage and invest the same, reinvest any income therefrom, and distribute such funds in accordance with written instructions and directions of the Plan Administrator, except that the Trustee shall immediately transfer all contributions directed for investment to the appropriate investment funds pursuant to the Participants’ elections. Notwithstanding the above, pending the selection and purchase of such investments, this Plan assets to be invested in any of the investment funds may be temporarily invested by the Trustee, in its sole discretion, (i) in U.S. Obligations, (ii) in commercial paper generally rated as prime at the time of purchase thereof, and maturing not more than six (6) months after purchase, or (iii) in certificates of deposit of any bank organized under the laws of the United States or any state thereof. Any trust agreement shall be in such form and contain such provisions not inconsistent with this Plan and the regulations as the Board or Plan Administrator may deem appropriate, including, among others, provisions required for qualification of the Trust under the Code. The Board or Plan Administrator may at any time revoke the appointment of the Trustee and upon such revocation a successor Trustee shall be selected by the Board or Plan Administrator.

9.4 Allocation of Earnings and Contributions to Investment Fund Accounts.

The following allocation rules shall apply separately to each investment fund. As of each Valuation Date, the Plan Administrator or its delegate shall (i) subtract all distributions and withdrawals from such investment fund since the previous Valuation Date; (ii) allocate the net earnings and gains and losses of the investment fund earned since the preceding Valuation Date to each Participant’s subaccounts based on each such subaccount’s share of such earnings, gains and losses; and (iii) add to each subaccount the amount of new contributions allocated to such investment fund. For these purposes, the Plan Administrator or its delegate shall adopt uniform rules that conform to applicable law and generally accepted accounting practices.

9.5 LM Ericsson Stock Fund.

The accounting methods or formulae to be used under this Plan for the purpose of maintaining the balance of a Participant’s Account with respect to any portion thereof invested in LM Ericsson Stock Fund shall be determined by the Plan Administrator and shall be based upon the so-called unit accounting method, whereby all Plan assets in the Fund are carried as units, as opposed to actual Ericsson ADSs. Thus, Participants shall not have any individual Ericsson ADSs allocated to their Accounts, but rather they shall be allocated an undivided percentage interest, denominated in units, in the entire LM Ericsson Stock Fund, representing the portion of the Fund allocated to their Accounts. The accounting methods or formulae selected by the Plan Administrator may be revised from time to time in order to accomplish the foregoing purposes, but shall at all times conform to the general principles in this Section 9.5.

9.6 Alternative Forms of Benefit.

Although the Company and its authorized delegates reserve the right to amend this Plan at any time and in any manner, no such amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit with respect to benefits attributable to Service before the amendment. Moreover, neither any current provision of this Plan nor any amendment to this Plan shall restrict the availability of an alternative form of benefit to a certain select group or classification of Participants or Beneficiaries which favor the “prohibited group,” or restrict or deny a Participant through the withholding of consent or the exercise of discretion by some person or persons other than the Participant and, where relevant, his spouse, of an alternative form of benefit. For purposes of this Section, Plan provisions will be considered to favor the prohibited group if the group of Employees to whom the benefit is available does not satisfy either the seventy percent test of Code section 410(b)(1) or the non-discriminatory classification test of Code section 410(b)(2). For purposes of this Section, an alternative form of benefit encompasses the different forms of benefit payment available under this Plan which provide that (a) a Participant’s benefits under this Plan may be paid in more than one form, or (b) payment of a particular form of benefit may commence at some time earlier or later than the normal date for the commencement of such benefit.

9.7 Payment of Expenses.

Except as provided below, all expenses incident to the administration, termination, and protection of this Plan and Trust, including but not limited to legal, accounting, and Trustee fees, may be paid by the Company, or, in the absence of such payments (which are not obligatory), shall be paid from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund. However, any and all expenses relating to settlor functions that arise from the creation, design or termination of this Plan must be paid by the Company and may not be paid by the Trust Fund.

9.8 Designation of Beneficiaries.

A Participant or Alternate Payee may file with the Plan Administrator or its designee a designation of a Beneficiary or Beneficiaries with respect to all or part of the assets in the Account of the Participant or Alternate Payee. As to any Transferred Participant, the designation of Beneficiary on file under the EUS Plan will be automatically be transferred to (and become effective for) this Plan upon such Transferred Participant becoming a Participant in this Plan. The designation of Beneficiary filed with the Plan Administrator or its designee may be changed or revoked by the Participant or Alternate Payee. All designations, changes and revocations of designations, shall be in the form prescribed by the Plan Administrator and must be received by the Plan Administrator or its designee prior to the death of the Participant or Alternate Payee. Upon the death of a Participant or Alternate Payee, the assets in his account with respect to which such a designation is valid and enforceable shall be distributed in accordance with this Plan to the Beneficiary or Beneficiaries designated. Assets in the Participant’s or Alternate Payee’s account not affected by such a written designation shall be distributed to the person or persons (share and share alike) in the first of the classes of successive preference Beneficiaries then surviving the Participant or Alternate Payee, as follows: (i) spouse, (ii) children, (iii) parents, (iv) brothers and sisters, (v) executors or administrators. Notwithstanding the above, if a married Participant or Alternate Payee seeks to designate a Beneficiary other than the spouse of such Participant or Alternate Payee, the designation shall not be effective unless (a) such spouse shall consent in writing to the designation, the designation designates a Beneficiary (or a form of benefits) that may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant or Alternate Payee without any requirement of further spousal consent), the spouse acknowledges the effect of such designation, and such consent is witnessed by a Plan representative or a notary public, or (b) it is established to the satisfaction of a Plan representative that the consent described in (a) may not be obtained because there is no spouse, the spouse cannot be located or other circumstances as may be prescribed under regulations to be issued by the Secretary of the Treasury. Any consent by a spouse (or establishment that consent of a spouse may not be obtained) shall be effective only with respect to such spouse. Notwithstanding anything to the contrary above, to the extent permitted or required by applicable law, no one may be a Beneficiary hereunder if he or she is guilty of the murder of a Participant or Alternate Payee, or the aiding or abetting, solicitation of, or conspiracy to commit such murder.

9.9 Participant’s Quarterly Statement - Audits.

There shall be furnished to each Participant at least quarterly a statement that will include:

(a) the amount of his Account, if any, invested in the then available Plan investment funds, and the Current Market Value of each such investment fund subaccount;

(b) the number of units, if any, of the LM Ericsson Stock Fund credited to his Account; and

(c) such other information as may be required by ERISA or as the Plan Administrator may from time to time consider appropriate, including a reminder of the importance of investment diversification.

The accounts of the Trustee shall be audited annually by auditors selected by the Plan Administrator.

9.10 Limitation on Contributions.

(a) Notwithstanding anything in this Plan to the contrary, the maximum Annual Addition that may be made to the Account of any Participant during any Plan Year (which shall be the limitation year hereunder) shall be an amount equal to $49,000 (or such other amount determined by the Secretary of the Treasury for purposes of Code section 415(c)(1)(A) pursuant to Code section 415(d)) or, if less, one-hundred percent (100%) of the Participant’s Compensation from the Company and all Related Employers (as defined in Code sections 414(b) and (c) but as modified by Code section 415(h)) for such year.

For purposes of this Section, all defined contribution plans of the Company, whether or not terminated, shall be treated as one defined contribution plan. In addition, all employers who are members of the same controlled group of corporations (within the meaning of Code sections 414(b) and (c), as modified by section 415(h) of the Code) as the Company shall be treated as a single employer for purposes of this Section.

(b) If in any Plan Year a Participant’s Annual Addition would exceed the maximum limitation determined under Section 9.10(a) above (referred to as “Excess Annual Additions”) and the Participant is eligible but has not yet elected and made the maximum Catch-up Contributions and/or Roth Catch-up Contributions pursuant to Section 3.5 for the Plan Year, to the maximum extent possible, such Excess Annual Additions shall be recharacterized as Catch-up Contributions and/or Roth Catch-up Contributions (as designated by the Participant) for the Plan Year.

To the extent any Excess Annual Additions cannot be recharacterized as Catch-up Contributions and/or Roth Catch-up Contributions, such excess shall not be allocated to the Participant’s Account hereunder or to any accounts in any other defined contribution plan, but shall instead be handled in the following manner and order (unless applicable nondiscrimination or other rules require otherwise) until such excess is eliminated:

(1) the Participant’s Employee Savings Contributions or any part thereof (plus earnings thereon to the extent permitted by law) shall be refunded to the Participant; and

(2) the Participant’s portion of the allocation of Employee CAP Contributions and Roth Employee CAP Contributions (on an equal pro-rata basis) or any part thereof (plus earnings thereon to the extent permitted by law) shall be refunded to the Participant.

9.11 Mergers.

In the event of any merger or consolidation of this Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, another fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan or their Beneficiaries, the assets of this Plan applicable to such Participants or their Beneficiaries may be transferred to the other fund only if such other plan and trust are qualified under the Code, such transferee plan authorizes and accepts such transfer of assets and liabilities, and each Participant and Beneficiary would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.

9.12 Distribution.

Distributions, including withdrawals, shall be made as follows:

(a) Ericsson ADSs in full shares and in cash for any fractional share value with respect to the number of such Ericsson ADSs represented by LM Ericsson Stock Fund units allocated to the Participant’s Account, plus cash for the portion of such units not actually invested in Ericsson ADSs; provided, however, that the Participant may elect to receive cash in lieu of such shares, in which case he will receive, for each such share, the actual price thereof as of the Valuation Date on which the distribution is processed (less any withholding taxes that may apply).

(b) In cash with respect to investments made in this Plan’s investment funds other than Ericsson ADSs.

9.13 Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by Federal law.

9.14 Amendment of Plan.

(a) General.

This Plan may be amended by the Company, acting through its Chief Executive Officer, Board, or any other delegate, at any time and in any manner, as long as, as amended, this Plan continues to be for the exclusive benefit of Employees. However, no amendment shall reduce the Account of any Participant as of the date of such amendment.

(b) Amendment by Plan Administrator.

This Plan may also be amended by the Plan Administrator, provided the amendment either (a) is deemed by the Plan Administrator to be required or advisable with respect to applicable law, or (b) does not materially increase the cost of this Plan to the Company.

9.15 Termination.

(a) General.

The Company intends to continue this Plan indefinitely but reserves the right to terminate it at any time by action through its Chief Executive Officer, Board, or any other delegate (including the Plan Administrator). If this Plan is completely or partially terminated, or if there is a complete discontinuance of contributions under this Plan by the Company, then, all amounts credited to the Accounts of affected Participants shall be 100 percent vested.

9.16 Employment.

This Plan shall not give any Employee or Participant any right to be continued in the employment of the Company or Related Employer.

9.17 Delegation of Fiduciary or Administrative Responsibilities.

The Company and/or the Plan Administrator may at any time delegate to any other named person or body (including a subset of the full Plan Administrator), or reassume therefrom, any of their respective fiduciary responsibilities or administrative duties with respect to this Plan, including the power to delegate and reassume such responsibilities and duties by written action naming the person or body to whom the responsibility has been delegated. However, only the immediate delegatee of the Company or of the Plan Administrator, as the case may be, may, if so authorized by the Company or said Plan Administrator, delegate any such responsibilities or duties.

9.18 Named Fiduciary.

The named fiduciary with respect to this Plan is the Company, acting by and through the Plan Administrator, except that as to any matter specified in this Plan or in the Trust Agreement as being the responsibility or function of the Trustee or the Investment Manager, the named fiduciary is such Trustee or Investment Manager.

ARTICLE X

TOP HEAVY PLAN PROVISIONS

10.1 General.

If, as of the Determination Date, this Plan shall be a Top-Heavy Plan, as defined in Section 10.2, the provisions of this ARTICLE X shall apply.

The Determination Date with respect to the first Plan Year of this Plan shall be the last day of such Plan Year. For all subsequent Plan Years, the Determination Date shall be the last day of the preceding Plan Year.

10.2 Top Heavy Determination.

(a) This Plan shall be considered a Top-Heavy Plan, if, as of the Determination Date, either:

(1) the aggregate of all Account balances of Key Employees under this Plan exceeds 60% of the aggregate of all Account balances of all Participants under this Plan excluding former Key Employees, or

(2) this Plan is part of a Top-Heavy Group, as defined in Section 10.5.

(b) For purposes of determining whether the Top Heavy rules apply for any Plan Year:

(1) if any individual has not performed services for the Company at any time during the one (1) year period ending on the Determination Date, any Account Balance (and any accrued benefit) for such individual shall not be taken into account;

(2) any Account balance for a Participant who is not currently a Key Employee, but at one time was a Key Employee, shall not be recognized for the Plan Year ending on the Determination Date;

(3) certain rollover contributions shall not be taken into account to the extent so provided in applicable Treasury regulations; and

(4) the Account balance for any Participant shall include aggregate distributions made with respect to such Participant under this Plan during the one (1) year period ending on the Determination Date (five (5) year period for distributions made for reasons other than death, disability, or reaching his Severance from Employment Date) including distributions made to former Key Employees excluded above, but shall not include certain trust-to-trust transfers or rollover contributions to the extent so provided in applicable Treasury regulations.

10.3 Key Employee.

“Key Employee” means a Participant in this Plan (including a beneficiary of such Participant), with respect to the Plan Year, who at anytime during the Plan Year that includes the Determination Date is (or was):

(a) An officer of the Employer whose annual Compensation is in excess of $160,000, as adjusted for cost-of-living increases at the same time and in the same manner as the adjustments made to Code section 416(i)(1)(A)(i) by the Secretary of the Treasury; provided, however, the maximum number of officers may not exceed (i) three (3) if the Employer has less than 30 employees, (ii) ten percent (10%) of the Employer’s employees if the Employer employs more than 30 but less than 500 employees, or (iii) 50 if the Employer employs more than 500 employees. For purposes of determining the number of officers taken into account under this paragraph, employees described in Code section 414(q)(8) shall be disregarded. Officers shall only include those administrative executives who regularly and continuously serve as such. Title shall not be determinative of officer status;

(b) An individual who is a 5-percent owner of the Employer within the meaning of Code section 416(i)(1)(B)(i); or

(c) An individual who is a 1-percent owner of the Employer within the meaning of Code section 416(i)(1)(B)(ii), and whose annual Compensation exceeds $160,000.

For purposes of this Section, Key Employee shall include any beneficiary of such Key Employee or former Key Employee.

Notwithstanding anything above to the contrary, the criteria used in the determination of Key Employees shall be consistent with Code section 416(i)(l) and the Treasury regulations thereunder, which are incorporated herein by reference.

10.4 Non-Key Employee.

“Non-Key Employee” shall mean any participant who is not a Key Employee as defined herein and any Beneficiary of a Non-Key Employee.

10.5 Top-Heavy Group

“Top-Heavy Group” shall mean an aggregation group where the sum as of the Determination Date of (a) the present value of the cumulative Accounts for Key Employees under any defined benefit plans included in the group, and (b) the sum of the Account balances of Key Employees under any defined contribution plans included in the group, exceeds 60% of the same amount determined from all Participants excluding former Key Employees, under all plans included in the group. The Account of any Non-Key Employee shall be determined

(i) under the method which is used for accrual purposes for all plans of the Company or Related Employer, or (ii) if there is no method described in (i), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C). For purposes of this section, the Determination Date means (i) the last day of the preceding Plan Year if this Plan is not included in an aggregation group, or (ii) if this Plan is included in an aggregation group, the Determination Date as determined under (i) above that falls within the same calendar year of each other plan included in such aggregation group.

The aggregation group must include (a) each plan of the Company or Related Employer in which a Key Employee participates, and (b) any other plan on which a plan covering a Key Employee depends for qualification under the requirements of Code section 401(a)(4) and 410.

The aggregation group may also include, at the election of the Company, any plan not required to be included in an aggregation group if such group would continue to meet the qualification requirements of Code sections 401(a)(4) and 410. If such an aggregation group is found not to be Top-Heavy, then no plan in the group shall be considered Top-Heavy. If the aggregation group is found to be Top-Heavy, then this Plan which was not required to be included would not be considered a Top-Heavy Plan solely by reason of the group being Top-Heavy.

10.6 Minimum Contribution.

If this Plan is or becomes a Top-Heavy Plan, then notwithstanding any other provisions herein other than as set forth in this ARTICLE X, the minimum Company contribution for the Plan Year for each eligible Non-Key Employee shall be three percent (3%) of such Non-Key Employee’s Compensation. Notwithstanding the immediately preceding sentence, the minimum Company contribution that must be provided for any eligible Non-Key Employee for a Plan Year shall instead be the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year (including Employee CAP and Roth Employee CAP Contributions) if such Key Employee percentage is less than three percent (3%). For purposes of this Section, an “eligible Non-Key Employee” is any Non-Key Employee Participant who is employed by the Company on the last day of the Plan Year, regardless of (a) whether such Non-Key Employee has completed one thousand (1,000) Hours of Service, (b) whether such Non-Key Employee has made Employee CAP Contributions, Roth Employee CAP Contributions, Catch-up Contributions, Roth Catch-up Contributions or Employee Savings Contributions to this Plan, or (c) the level of the Non-Key Employee’s Compensation.

In the case of a Top-Heavy Group, no minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with Code section 416(c) and the regulations thereunder.

ARTICLE XI

EMPLOYER PARTICIPATION

11.1 Adoption by Employer.

Subject to the further provisions of this ARTICLE XI, any Subsidiary, provided it is a member of the same controlled group of corporations or trades or businesses under common control (as defined in Code sections 414(b) or 414(c)) as the Company, now in existence or hereafter formed or acquired, or, whether or not a member of the same controlled group, is approved by the Company, and which is otherwise legally eligible, may, with the consent and approval of the Board or Plan Administrator, by formal resolution or decision of its own board of directors, adopt this Plan and the trust agreement executed pursuant to the terms of this Plan (the “Trust”) and, if deemed necessary by the Company or Plan Administrator, execute an Adoption Agreement, for all or any classification of its employees. Such adoption shall be effectuated and evidenced by a formal resolution of the Board or Plan Administrator consenting to and containing or incorporating by reference such formal resolution or decision of the adopting Subsidiary. The adoption resolution or decision shall become, as to such adopting Subsidiary and its employees, a part of this Plan as then or subsequently amended. It shall not be necessary for the adopting Subsidiary to sign or execute this Plan document, but, if deemed necessary by the Company or Plan Administrator, such Subsidiary must complete and execute an Adoption Agreement. The effective date of this Plan for any such adopting Subsidiary shall be that stated in the resolution or decision of adoption of the adopting Subsidiary, and from and after such effective date, the adopting Subsidiary shall assume all the rights, obligations and liabilities of the Company hereunder. The administrative powers and control of the Company, as now or hereafter provided in this Plan, including the Company’s sole right of amendment of this Plan and Trust and of appointment and removal of the Plan Administrator and Trustee, together with their successors, shall not be diminished by reason of the participation of any such adopting Subsidiary in this Plan and Trust.

11.2 Withdrawal by Employer.

Notwithstanding the provisions of Section 2.1 of this Plan, any Subsidiary, by action of its board of directors and notice to the Company, Plan Administrator, and the Trustee, may withdraw from this Plan and Trust at any time by complying with the provisions of this Plan. A withdrawing Subsidiary may arrange for the continuation by itself or its successor of this Plan in separate form for its own Employees with such amendments, if any, as it may deem proper, or it may arrange for continuation of this Plan by merger with an existing plan and trust qualified under sections 401(a) and 501(a) of the Code and transfer of such portion of the Trust assets as the Plan Administrator determines are allocable to the Subsidiary and its employees who are Participants. The Company or Plan Administrator may, in its absolute discretion, terminate a Subsidiary’s participation at any time when (1) the Subsidiary ceases to be a member of the Company’s controlled group of corporations or in the same group of trades or businesses under common control, (2) in the Company’s or Plan Administrator’s judgment such Subsidiary fails or refuses to discharge its obligations under this Plan following such prior notice and opportunity to cure as may be appropriate under the circumstances, or (3) in the Company’s or Plan Administrator’s judgment, such Subsidiary should not be allowed to continue to participate.

11.3 Adoption Contingent Upon Initial and Continued Qualification.

The adoption of this Plan and Trust by a Subsidiary as provided in Section 11.1 is made contingent and subject to the condition precedent that the adopting Subsidiary meets all the statutory requirements for qualified plans under the Code for its Employees. The adopting Subsidiary may, or at the request of the Company or Plan Administrator shall, request an initial letter of determination from the appropriate District Director of Internal Revenue to the effect that this Plan and Trust, as herein set forth or as amended with respect to the adopting Subsidiary, satisfy the requirements of the applicable federal statutes for tax qualification purposes for such adopting Subsidiary and its employees. In the event this Plan or the Trust in its operation becomes disqualified for any reason as to such adopting Subsidiary and its employees, the portion of the Trust fund allocable to them shall be segregated as soon as is administratively feasible, pending either (1) the prompt requalification of this Plan and Trust as to such Subsidiary and its employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status of this Plan and Trust as to all other Employees, or (2) as provided in Section 11.2 above, the prompt withdrawal of such Subsidiary from this Plan and Trust and a continuation by itself or its successor of a plan and a trust separately from this Plan and Trust, or by merger with another existing qualified plan and trust with a transfer of its said segregated portion of Trust assets, or (3) the prompt termination of this Plan and Trust as to itself and its employees.

11.4 No Joint Venture Implied.

The adoption of this Plan by any Subsidiary shall not create a joint venture or partnership relation between it and the Company. Any rights, duties, liabilities and obligations assumed or incurred hereunder by the Company, or imposed upon the Company by the provisions of this Plan, shall relate to and affect the Company alone.

ARTICLE XII

ROTH EMPLOYEE CAP CONTRIBUTIONS

12.1 General Application.

Pursuant to Section 3.4, this Plan will accept Roth Employee CAP Contributions made on behalf of Participants. A Participant’s Roth Employee CAP Contributions will be allocated to a separate Account maintained for such deferrals as described in Section 12.2. Participants shall be given the opportunity at the same time and in the same manner as applied to Employee CAP Contributions under Section 3.7 to make or change their Election to defer Roth Employee CAP Contributions under this Plan. In the absence of a new Roth Employee CAP Election, current Elections shall automatically remain in effect.

12.2 Separate Accounting.

Contributions and withdrawals of Roth Employee CAP Contributions will be credited and debited to the Roth Employee CAP Account maintained for each Participant. This Plan will maintain a record of the amount of Roth Employee CAP Contributions in each Participant’s Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Employee CAP Account and the Participant’s other Accounts under this Plan. No contributions other than Roth Employee CAP Contributions and Roth Catch-up Contributions and properly attributable earnings will be credited to each Participant’s Roth Employee CAP Account. No contributions other than Roth Rollover Contributions and properly attributable earnings will be credited to each Participant’s Roth Rollover Account.

12.3 Direct Rollovers.

(a) Notwithstanding anything to the contrary contained in Section 8.2(c), a direct rollover of a distribution from a Roth Employee CAP Account or Roth Rollover Account under this Plan will only be made (i) in a direct rollover to another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1), or (ii) to a Roth IRA described in Code section 408A, and only to the extent the roll over is permitted under the rules of Code section 402(c).

(b) Notwithstanding anything to the contrary contained in Section 3.3, this Plan will accept a Rollover Contribution to a Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the roll over is permitted under the rules of Code section 402(c).

(c) This Plan will not provide for an Eligible Rollover Distribution from a Participant’s Roth Employee CAP Account and/or Roth Rollover Account unless the Eligible Rollover Distribution amounts to at least $200. In addition, any distribution from a Participant’s Roth Employee CAP Account and/or Roth Rollover Account is not taken into account in determining whether a distribution from such Participant’s other Accounts are reasonably expected to total less than $200 during a year.

(d) The provisions of this Plan that allow a Participant to elect a direct rollover of only a portion of an Eligible Rollover Distribution if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant’s Roth Employee CAP Account and/or Roth Rollover Account as a separate distribution from any amount distributed from the Participant’s other Accounts in this Plan, even if the amounts are distributed at the same time.

(e) For purposes of the involuntary distribution rules of Section 8.2(c) (and related rules under Section 8.9), contribution and withdrawals of Roth Contributions and non-Roth Contributions made under this Plan shall be accounted for and maintained separately with gains, losses, and other credits or charges separately allocated on a reasonable and consistent basis to each Participant’s Roth or non-Roth Account, as the case may be.

12.4 Distribution of Excess Deferrals.

In the case of a distribution of Excess Deferrals, pursuant to Section 3.8, this Plan will distribute Employee CAP Contributions and Roth Employee CAP Contributions pro-rata in equal proportions.

12.5 Applicability of Other Plan Provisions.

Unless specifically stated otherwise, Roth Employee CAP Contributions will be treated as Employee CAP Contributions for all purposes under this Plan. For purposes of withdrawals during employment as set forth in ARTICLE VI of this Plan, such withdrawals shall be funded pro-rata from Roth Employee CAP Accounts together with all other non-Roth Employee CAP Accounts.

IN WITNESS WHEREOF, the Company has executed this Plan on this 20th day of August, 2009, but to be effective, except otherwise stated, as of August 24, 2009.

ERICSSON SERVICES INC.

By:	/s/ Paul Miesse

Title:	VP Human Resources